Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268607

PROSPECTUS SUPPLEMENT NO. 7

(to Prospectus dated March 17, 2023)

Scilex Holding Company

Up to 28,078,672 Shares of Common Stock

This prospectus supplement supplements the prospectus dated March 17, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-268607) for which Post-Effective Amendment No. 1 was filed with the Securities and Exchange Commission on March 13, 2023 and declared effective by the Securities and Exchange Commission on March 17, 2023. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 27, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the resale from time to time of up to 28,078,672 shares of our common stock, par value $0.0001 per share (the “Common Stock”), by YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Selling Securityholder”). The shares included in the Prospectus and this prospectus supplement consist of shares of Common Stock that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Securityholder, from time to time, pursuant to a standby equity purchase agreement we entered into with the Selling Securityholder on November 17, 2022, as amended and restated on February 8, 2023 (the “A&R Yorkville Purchase Agreement”), in which the Selling Securityholder has committed to purchase from us, at our direction, up to $500,000,000 of our Common Stock, subject to terms and conditions specified in the A&R Yorkville Purchase Agreement.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On June 27, 2023, the last reported sales price per share of our Common Stock was $6.20.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 15 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 27, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2023

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit and Security Agreement

On June 27, 2023, Scilex Pharmaceuticals Inc. (the “Borrower”), a Delaware corporation and a wholly owned subsidiary of Scilex Holding Company (the “Company”), entered into a Credit and Security Agreement (the “Credit Agreement”) with eCapital Healthcare Corp. (the “Lender”). The Credit Agreement provides that the Lender shall make available to the Borrower revolving loans (the “Revolving Facility”) in an aggregate principal amount of up to $30,000,000 (the “Facility Cap”). The Facility Cap may, at the request of the Borrower and with the consent of the Lender, be increased in increments of $250,000 at such time as the outstanding principal balance under the Credit Agreement equals or exceeds 95% of the then-existing Facility Cap. The amount available to the Borrower under the Revolving Facility at any one time is the lesser of the Facility Cap and 85% of the “Net Collectible Value” of “Eligible Receivables” (in each case, as defined in the Credit Agreement) minus the amount of any reserves or adjustments against receivables required by the Lender, in its discretion.

Under the terms of the Credit Agreement, interest will accrue daily on the principal amount outstanding at a rate per annum equal to the Wall Street Journal Prime Rate plus 1.50%, based on a year consisting of 360 days, and which shall be payable by the Borrower monthly in arrears, commencing July 1, 2023. The Credit Agreement provides for an early termination fee of 0.50% of the Facility Cap if the Borrower voluntarily prepays and terminates in full the Revolving Facility prior to the first anniversary of the closing of the Revolving Facility.

The Credit Agreement provides that the Borrower and Lender shall enter into a blocked account control agreement with respect to the Borrower’s collections account, which permits the Lender to sweep all funds in such collections account to an account of the Lender for application to the outstanding amounts under the Revolving Facility. All indebtedness incurred and outstanding under the Credit Agreement will be due and payable in full on July 1, 2026, unless the Credit Agreement is earlier terminated.

The Borrower’s obligations under the Credit Agreement are secured by a continuing security interest in the Borrower’s accounts receivable, related deposit accounts, and in the other “Collateral” as defined in the Credit Agreement. In addition, the Company has guaranteed the obligations of the Borrower under the Credit Agreement, as more fully described below.

The Credit Agreement contains certain representations and warranties and various affirmative and negative covenants applicable to facilities of this type, including covenants that, among other things, will limit or restrict the ability of the Borrower, subject to negotiated exceptions, to incur additional indebtedness and additional liens on the Borrower’s assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, enter into transactions with affiliated persons, or make investments. The Credit Agreement also contains a financial covenant requiring the Borrower to maintain cash on hand in “Controlled Deposit Accounts” (as defined in the Credit Agreement) plus availability under the Revolving Facility of at least $1,000,000 at all times.

The Credit Agreement contains customary events of default and also provides that an event of default includes a Borrower Change of Control (as defined in the Credit Agreement) and the Company’s failure to issue at least $75,000,000 of debt or equity by September 30, 2023. The events of default under the Credit Agreement are subject to customary thresholds and grace periods as set forth in the Credit Agreement.

Subject to certain notice requirements and other conditions, upon the occurrence of an event of default, commitments may be terminated and all amounts outstanding under the Revolving Facility may become immediately due and payable; however, where an event of default arises from certain insolvency events, the commitments shall automatically and immediately terminate and all amounts outstanding under the Revolving Facility shall become immediately due and payable.

The proceeds of the Revolving Facility will be used for (i) transaction fees incurred in connection with the Credit Agreement, (ii) working capital needs of the Borrower and (iii) other uses not prohibited under the Credit Agreement.

2

The foregoing descriptions of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Guaranty Agreement

In connection with the Credit Agreement, the Company executed a guaranty agreement (the “Guaranty Agreement”), dated as of June 27, 2023, to guarantee the payment and performance obligations of the Borrower under the Credit Agreement.

The foregoing description of the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Guaranty Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1^	Credit and Security Agreement, dated as of June 27, 2023, by and between Scilex Pharmaceuticals Inc. and eCapital Healthcare Corp.

10.2^	Guaranty Agreement, dated as of June 27, 2023, executed by Scilex Holding Company in favor of eCapital Healthcare Corp.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

^

Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: June 27, 2023

4

Exhibit 10.1

CREDIT AND SECURITY AGREEMENT

between

SCILEX PHARMACEUTICALS INC.

as the Borrower

and

eCAPITAL HEALTHCARE CORP.

as the Lender

Dated as of

June 27, 2023

CREDIT AND SECURITY AGREEMENT

i

5.1	Organization and Authority	30
5.2	Loan Documents	31
5.3	Subsidiaries, Capitalization and Ownership Interests	31
5.4	Title to Collateral; Real Estate	31
5.5	Other Agreements	32
5.6	Litigation	32
5.7	Labor Matters	32
5.8	Tax Returns, Governmental Reports	33
5.9	Financial Statements and Reports	33
5.10	Compliance with Law	33
5.11	Intellectual Property	34
5.12	Licenses and Permits	34
5.13	Disclosure	34
5.14	Existing Indebtedness; Investments, Guarantees and Certain Contracts	35
5.15	Agreements with Affiliates	35
5.16	Insurance	35
5.17	Names, Location of Offices, Records and Collateral	35
5.18	Accounts	36
5.19	Healthcare Law Compliance Representations	36
5.20	Reliance on Representations; Survival	38
5.21	Compliance with Environmental Requirements; No Hazardous Substances	38
5.22	Material Contracts	39

VI. AFFIRMATIVE COVENANTS		39

6.1	Financial Statements, Reports and Other Information	39
6.2	Payment of Obligation	41
6.3	Conduct of Business and Maintenance of Existence and Assets	41
6.4	Compliance with Legal, Tax and Other Obligations	42
6.5	Insurance	42
6.6	True Books	43
6.7	Inspection; Period Audits	43
6.8	Further Assurances; Post Closing	43
6.9	Reserved	44
6.10	Lien Terminations	44
6.11	Use of Proceeds	44
6.12	Collateral Documents; Security Interest in Collateral	44
6.13	Taxes and Other Charges	45
6.14	Reserved	46
6.15	Hazardous Substances	46
6.16	Reserved	47
6.17	Healthcare Operations	47

VII. NEGATIVE COVENANTS		47

7.1	Financial Covenants	47
7.2	No Indebtedness Other Than Permitted Indebtedness	48

7.3	No Liens Other Than Permitted Liens	48
7.4	Permitted Investments	48
7.5	Prohibited Payments	48
7.6	Transactions with Affiliates	49
7.7	Organizational Documents; Fiscal Year; Dissolution; Use of Proceeds	50
7.8	Asset Sales	50
7.9	Reserved	51
7.10	Restrictive Agreements	51
7.11	Modifications of Material Contracts	51
7.12	Truth of Statements	51
7.13	Cash Advance Loans	51

VIII. EVENTS OF DEFAULT		51

8.1	Events of Default	51
8.2	Acceleration and Suspension or Termination of Commitments	53

IX. RIGHTS AND REMEDIES AFTER DEFAULT		53

9.1	Rights and Remedies	53
9.2	Application of Proceeds	54
9.3	Rights of Lender to Appoint Receiver	55
9.4	Application of Payments Following Default	55
9.5	Power of Attorney Following Default	55
9.6	Rights and Remedies not Exclusive	56

X. WAIVERS AND JUDICIAL PROCEEDINGS		57

10.1	Waivers	57
10.2	Delay; No Waiver of Defaults	57
10.3	Jury Waiver	57

XI. EFFECTIVE DATE AND TERMINATION		58

11.1	Effectiveness and Termination	58
11.2	Survival	58

XII. ASSIGNMENTS AND PARTICIPATIONS		58

12.1	Assignments	58
12.2	Participations	59
12.3	Definitions	59

XIII. MISCELLANEOUS		60

13.1	Governing Law; Jurisdiction; Service of Process; Venue	60
13.2	Binding Effect of Loan Documents	60
13.3	Revival of Obligations	61

13.4	Indemnity	61
13.5	Notice	62
13.6	Severability; Captions; Counterparts; Facsimile Signatures	62
13.7	Expenses	62
13.8	Entire Agreement	63
13.9	Lender Approvals	63
13.10	Confidentiality and Publicity	63
13.11	USA PATRIOT Act	64

EXHIBITS

Exhibit A	-	Borrowing Certificate
Exhibit B	-	Compliance Certificate

SCHEDULES

Schedule 2.4	-	Borrower’s Account for Funding Wires
Schedule 2.5	-	Borrower’s Deposit Accounts
Schedule 5.3	-	Capitalization
Schedule 5.4	-	Real Property Owned or Leased
Schedule 5.6	-	Litigation
Schedule 5.16	-	Insurance
Schedule 5.17A	-	Corporate Names
Schedule 5.17B	-	Business and Collateral Locations
Schedule 7.3	-	Liens

v

CREDIT AND SECURITY AGREEMENT

This CREDIT AND SECURITY AGREEMENT (this “Agreement”) dated as of June 27, 2023, is entered into between SCILEX PHARMACEUTICALS INC., a Delaware corporation (“Borrower”), and eCAPITAL HEALTHCARE CORP., a Delaware corporation (“Lender”).

RECITALS

WHEREAS, Borrower has requested that Lender make available to Borrower the revolving credit facility (the “Revolving Facility”) as described herein; and

WHEREAS, Lender is willing to make the Revolving Facility available to Borrower under the terms and subject to the conditions set forth herein.

AGREEMENT

In consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower and Lender hereby agree as follows:

I. DEFINITIONS

1.1 General Terms

For purposes of this Agreement, in addition to the definitions above and elsewhere in this Agreement, the terms listed below shall have the meanings set forth. All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC to the extent the same are used or defined therein. Unless otherwise specified herein, any agreement or contract referred to herein shall mean such agreement as modified, amended or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and its consolidated Subsidiaries delivered to Lender on or prior to the Closing Date.

1.2 Specific Terms

“Account Debtor” shall mean “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

“Accounts” means, with respect to a Person, any of such Person’s now owned and hereafter acquired or arising “accounts”, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and “Accounts” means, with respect to any such Person, all of the foregoing.

“Accrediting Organization” shall mean any Person from which Borrower has received an accreditation as of the Closing Date or thereafter.

“ACH” shall mean automated clearing house.

“Advance” shall mean a borrowing under the Revolving Facility. Any amounts paid by Lender on behalf of Borrower under any Loan Document shall also be an Advance for purposes of this Agreement. Each Advance shall increase the principal amount outstanding hereunder.

“Affiliate” shall mean, as to any Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of ten percent (10%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person and (d) any spouses, parents, descendants and siblings of any of the Persons described in clauses (a), (b) and (c) above. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the administrative management or policies (even without the power to direct or cause the direction of the clinical/medical management or policies), whether through ownership of securities or other interests, by contract or otherwise.

“Applicable Margin” shall mean one and one-half percent (1.50%).

“Applicable Rate” shall mean the interest rate applicable from time to time to Advances under the Agreement.

“Availability” shall mean the Revolving Loan Limit less all Revolving Loans outstanding.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Billing Date” shall mean the date on which Borrower first submits a duly completed and supported claim or bill to an Account Debtor for payment and collection of an Account..

“Books and Records” shall mean Borrower’s books and records specifically relating to Accounts, including, but not limited to, ledgers, records indicating, summarizing, or evidencing Borrower’s Accounts and all computer programs, disc or tape files, printouts, runs, and other computer prepared information with respect to the foregoing and any software necessary to operate the same.

“Borrower” shall mean the entity described in the first paragraph of this Agreement and its successors and permitted assigns.

“Borrowing Base” shall mean, as of any date of determination:

(a) the Net Collectible Value of Eligible Receivables, as such Net Collectible Value is determined by Lender with reference to the most recent Borrowing Certificate, and other

Credit and Security Agreement, Page 2

documents and information Lender may request, in its Permitted Discretion, to confirm the accuracy of such Borrowing Certificate, provided that any additional documents or information Lender requests from Borrower will not be unduly burdensome to produce, and shall not delay the disbursement of any Advance by more than one (1) Business Day; provided, however, that if as of such date of determination the most recent Borrowing Certificate is of a date more than four (4) Business Days before such date, the Borrowing Base shall be determined by Lender in its Permitted Discretion; minus

(b) the amount of any reserves or adjustments against the Borrowing Base required by Lender from time to time, in its Permitted Discretion.

“Borrowing Certificate” shall mean a Borrowing Certificate substantially in the form of Exhibit A.

“Borrowing Date” shall have the meaning assigned to that term in Section 2.4.

“Business Day” shall mean any day other than a Saturday, Sunday, Good Friday or other day on which the Federal Reserve or Lender is closed. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capital Lease” shall mean, as to any Person, a lease or any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a “capital lease” of such person in accordance with GAAP.

“Capitalized Lease Obligations” shall mean all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Advance Loan” means any loan, debt, advance, merchant cash advance, business cash advance, ACH business loan, or other indebtedness or financing arrangement (whether such financing is on or off balance sheet, secured or unsecured) incurred by Borrower based on or to be repaid by or on the basis of Borrower’s accounts receivable or other revenue, or by ACH pull or withholding from any of Borrower’s Controlled Deposit Accounts, other than the Loan. For the avoidance of doubt, no prepaid or similar account established by or for the benefit of Borrower in connection with government or pharmacy reimbursement requirements and constituting a prepaid expense of Borrower’s balance shall constitute a Cash Advance Loan hereunder.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.

“Change of Control” shall mean any of the following: (a) the occurrence of a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions as a result of which the owners of a majority of Borrower’s voting stock or voting power as of the date hereof cease to be entitled to elect or appoint at least a majority of Borrower’s Board of Directors, or (b) the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of Borrower’s assets to, or a consolidation or merger with or into, any other Person, other than any such transaction where immediately

Credit and Security Agreement, Page 3

thereafter the surviving Person is a direct or indirect subsidiary of Borrower; provided that no public offering of Borrower’s stock shall constitute a Change of Control hereunder.

“Closing” shall mean the date of the initial Advance under the Revolving Facility.

“Closing Date” shall mean the date the Closing occurs.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning assigned to that term in Section 2.9.

“Collateral Management Fee” shall have the meaning assigned to the term in Section 3.3.

“Compliance Certificate” shall have the meaning assigned to the term in Section 6.1(b).

“Concentration Account” shall have the meaning assigned to the term in Section 2.5.

“Concentration Account DACA” shall have the meaning assigned to the term in Section 2.5.

“Contingent Obligation” shall mean, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Indebtedness of another Person (a “Primary Obligation”) to (i) purchase any such Primary Obligation or any property constituting direct or indirect security therefor; (ii) advance or supply funds for the purchase or payment of any such Primary Obligation, or to maintain working capital or equity capital of the Primary Obligation or otherwise to maintain the net worth or solvency of the Primary Obligation; or (iii) purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligation to make payment of such Primary Obligation against loss in respect thereof; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; or (c) for any obligations of another Person pursuant to any Guaranty or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so guaranteed or otherwise supported.

“Control Agreements” shall have the meaning assigned to the term in Section 2.5.

“Controlled Deposit Accounts” shall have the meaning assigned to the term in Section 2.5.

“Collection Bank” shall mean any depository institution(s) approved by Lender in its Permitted Discretion at which the Controlled Deposit Accounts are maintained, which institution on the date hereof shall be Bank of America, N.A.

Credit and Security Agreement, Page 4

“Debtor Relief Law” shall mean, collectively, the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

“Default” shall mean (a) any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would, unless cured or waived, constitute, be, become or result in an Event of Default and (b) any Event of Default.

“Default Rate” shall have the meaning assigned to the term in Section 3.7.

“Distribution” shall mean (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in the Borrower (except those payable solely in its equity interests of the same class), (b) any payment by the Borrower on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in the Borrower or any claim respecting the purchase or sale of any equity interest in the Borrower, or (ii) any option, warrant or other right to acquire any equity interests in the Borrower, (iii) amounts owed by Borrower to any Affiliate of the Borrower, and (c) any loan or advance to an Affiliate of the Borrower.

“Dollars” or “$” shall mean the lawful and freely-transferrable currency of the United States of America.

“Early Termination Fee” shall have the meaning assigned to the term in Section 3.4.

“Eligible Billed Receivables” shall mean each Account arising in the ordinary course of Borrower’s business, which meets the following criteria:

a. it is subject to a valid perfected first priority security interest in favor of Lender, subject to no other Lien (other than Permitted Liens);

b. it is evidenced by an invoice, statement, electronic submission or other record from Borrower to Account Debtor (provided, that Lender’s access to Account Debtor’s SmartData platform or the Netsuite Accounts Receivable Reporting Module (or any customized report created by Borrower in form and detail satisfactory to Lender) shall satisfy this clause (b));

c. any material portion thereof that is payable by a beneficiary, recipient or subscriber individually and not directly by a third-party obligor acceptable to Lender shall not be included as an Eligible Billed Receivable;

d. it is arising out of or related to the sale of goods or inventory;

e. it is outstanding for no more than one hundred twenty (120) days after the Billing Date with respect to such Account;

f. no covenant, agreement, representation or warranty with respect to such Accounts contained in any Loan Document has been breached and remains uncured;

Credit and Security Agreement, Page 5

g. arises out of a completed, bona fide sale, assignment, lease, license and related delivery of goods by Borrower in the ordinary course of business, in accordance with applicable Law, and in accordance with the terms and conditions of all purchase orders, contracts, certifications, participations, certificates of need and other agreements and documents relating thereto or forming a part of the contract between Borrower and the Account Debtor;

h. it does not represent the sale of goods to an Account Debtor with respect to which the obligation of payment by the Account Debtor is or may be conditional for any reason whatsoever, including, without limitation, accounts arising with respect to goods that were (i) not sold on an absolute basis, (ii) sold on a bill-and-hold sale basis, (iii) sold on a consignment sale basis, (iv) sold on a guaranteed sale basis, (v) sold on a sale or return basis, or (vi) sold on the basis of any other similar understanding, and is not evidenced by Chattel Paper or an Instrument of any kind and has not been reduced to judgment;

i. it does not represent amounts payable to Borrower for the use (whether through leasing or otherwise) of Borrower’s employees by third parties;

j. the applicable Account Debtor for such Account is not a Governmental Authority, unless all applicable statutes, ordinances or regulations respecting the assignment of such Account have been complied with; provided, however, neither Borrower or Lender will be required to comply with any filing or notice requirements under the Assignment of Claims Act (31 U.S.C. § 3727);

k. any portion of an Account that is subject to any offset, credit (including any resource or other income credit or offset), Lien (other than Permitted Liens), deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim, shall not be included as an Eligible Billed Receivable;

l. no return, rejection or repossession of goods related to it has occurred;

m. the Account Debtor with respect thereto has its principal place of business or chief executive offices within the continental United States and the Account is payable to Borrower in US dollars;

n. Borrower has not agreed to accept and has not accepted any non-cash payment for such Account; and

o. such Account meets such specifications and requirements other than as set forth above, which may from time to time be established by Lender, in Lender’s Permitted Discretion, by written notice to the Borrower, in each case to the extent Lender determines such Account to be uncertain of collection based on events, conditions or other circumstances arising after or unknown to the Lender as of the date hereof.

“Eligible Receivables” shall mean Eligible Billed Receivables and shall include such additional Accounts as may be permitted from time to time by Lender at the request of Borrower pursuant to Section 2.1(d).

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“Environmental Laws” shall mean all federal, state, local, and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes, and any and all regulations, notices, or demand letters issued, entered, promulgated, or approved thereunder (but excluding Healthcare Laws).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any and all regulations promulgated from time to time thereunder.

“Event of Default” shall mean the occurrence of any event set forth in Article VIII.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall have the meaning assigned to the term in Section 6.13(a).

“Facility Cap” shall mean the maximum principal amount that may be outstanding hereunder which amount shall initially be $30,000,000.00, subject to such increases as may be made pursuant to Section 2.1(b).

“Facility Fee” shall have the meaning set forth in Section 3.1.

“Force Majeure Event” shall mean circumstances beyond Borrower’s control, including, without limitation, acts of God, pandemics, earthquakes, fires, floods, wars, civil or military disturbances, acts of terrorism, sabotage, strikes, epidemics, riots, power failures, computer failure, accidents, labor disputes, acts of civil or military authority, governmental actions, or inability to obtain labor, material, equipment or transportation.

“Funding Account” shall have the meaning assigned to the term in Section 2.5.

“Funding Account DACA” shall have the meaning assigned to the term in Section 2.5.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“General Intangible” shall mean “general intangible” as defined in Article 9 of the UCC.

“Governmental Authority” shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

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“Guaranty” shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranty” used as a verb has a corresponding meaning. The term “Guaranties” shall mean the plural of Guaranty.

“Hazardous Substances” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Environmental Laws; any contaminant, pollutant, waste or substance that is likely to cause immediately or at some future time harm or degradation to the surrounding environment or risk to human health; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined, classified or listed as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant”, “radioactive”, “dangerous” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority. Notwithstanding the foregoing, Hazardous Substances shall not include substances in kinds and amounts commonly used in the operation of businesses of similar kind and nature to the business engaged in by Borrower in accordance with all applicable laws (including, but not limited to, Environmental Laws) and prudent business management practices and in a manner that does not result in any contamination of all or any portion of properties utilized by Borrower.

“Hazardous Substances Contamination” shall mean contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Substances, or any derivatives thereof, or on or of any other property as a result of Hazardous Substances, or any

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derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Healthcare Laws” shall mean all applicable Laws relating to the possession, control, warehousing, marketing, sale and distribution of pharmaceuticals, including, without limitation, (a) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(6)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.) and (b) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (a) and (b) as may be amended from time to time.

“Healthcare Permit” shall mean a Permit (a) issued or required under Healthcare Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods (b) issued or required under Healthcare Laws applicable to the ownership or operation of any business location of Borrower.

“HoldCo” shall mean Scilex Holding Company, a Delaware corporation.

“HoldCo Senior Indebtedness” shall mean Indebtedness issued by HoldCo and guaranteed by Borrower and/or its Subsidiaries and secured by the assets of Borrower and/or its Subsidiaries, in an aggregate principal amount not to exceed $150,000,000; provided, that (i) the Liens securing such Indebtedness shall be subordinated to the Liens on the Collateral securing the Obligations, (ii) the lenders of such HoldCo Senior Indebtedness shall be subject to a customary one hundred and eighty (180) day remedies standstill period with respect to the Collateral, and (iii) Borrower shall not make any payments on the HoldCo Senior Indebtedness using the proceeds of Advances made hereunder if Availability would be less than $0.00 after giving effect to such payment.

“Indebtedness” of a Person shall mean at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the ordinary course of business, (d) all Capital Leases of such Person, (e) all non-Contingent Obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to mandatory repurchase or, (g) all payment obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) “earnouts,” purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, and (i) all Indebtedness of others guaranteed by such Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (i) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (ii) deferred or prepaid revenues; (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (iv) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone or bonus payments (whether performance or time-based), and royalty,

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licensing, revenue or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; (v) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto; or (vi) asset retirement obligations and obligations in respect of workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 60 days.

“Indemnified Persons” shall have the meaning assigned to the term in Section 13.4.

“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document.

“Intellectual Property” shall mean, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Intercompany Indebtedness” means loans or advances (that do not bear an interest rate in excess of 10% per year), unsecured and by their terms subordinated in right of payment to the Obligations and in the aggregate principal amount outstanding at any one time not to exceed $25,000,000.

“IRS” shall mean the United States Internal Revenue Service.

“Laws” shall mean any and all federal, state, provincial, territorial, municipal, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to Borrower in any particular circumstance. “Laws” includes, without limitation, Environmental Laws.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes. For the purposes of this Agreement and the other Loan Documents, Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

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“Loan” or “Loans” shall mean, individually and collectively, all Advances under the Revolving Facility.

“Loan Documents” shall mean, collectively and each individually, this Agreement, any documents that provide, as security for all or any portion of the Obligations, a Lien on any assets in favor of Lender and any documents evidencing a security interest in the Collateral, the Control Agreements, the Uniform Commercial Code Financing Statements and all other documents or instruments necessary to create or perfect the Liens in the Collateral, the Borrowing Certificates, and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Lender in connection with any of the foregoing or the Loans, as the same may be amended, modified or supplemented from time to time; all of which shall be in form and substance acceptable to Lender in its Permitted Discretion.

“Material Adverse Effect” or “Material Adverse Change” shall mean any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, which results, directly or indirectly in (a) a material adverse change in, or a material adverse effect upon, any of (i) the condition (financial or otherwise), operations, business, properties or prospects of the Borrower, (ii) the rights and remedies of Lender under any Loan Document, or the ability of Borrower to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of any Loan Document, (iv) the existence, perfection or priority of any security interest granted in any Loan Document, or (v) the value of any material Collateral; (b) an impairment to the likelihood that Eligible Receivables in general will be collected and paid in the ordinary course of business of Borrower and upon the same schedule and with the same frequency as Borrower’s recent collections history; or (c) the imposition of a material fine against or the creation of any liability of Borrower to any Governmental Authority that would be reasonably likely to cause an impairment to the likelihood that Eligible Receivables in general will be collected and paid in the ordinary course of business of Borrower and upon the same schedule and with the same frequency as Borrower’s recent collections history.

“Material Contracts” shall mean, to the extent Borrower is a party to such contract or agreement, each contact or agreement included in the SEC Documents.

“Multiemployer Plan” shall mean any “multiemployer plan,” as such term is defined in Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group maintains, sponsors, contributes to or has any liability.

“Net Collectible Value” shall mean the amount that Lender reasonably expects from time to time to be collected with respect to Eligible Receivables from Account Debtors within one hundred twenty (120) days of the applicable Billing Date, taking into account the collection rates, offsets, historical returns, rebates, discounts, credits and allowances, and other factors that affect the collectability of Eligible Receivables, for the most recently ended calendar quarter.

“Obligations” shall mean all present and future obligations, Indebtedness and liabilities of Borrower to Lender at any time and from time to time of every kind, nature and description, direct

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or indirect, secured or unsecured, joint and several, absolute and contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under any of the Loan Documents, including, without limitation, all applicable fees, charges and expenses and/or all amounts paid or advanced by Lender on behalf of or for the benefit of Borrower for any reason at any time, including in each case obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

“Organizational Documents” shall mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement), including any and all shareholder agreements or voting agreements relating to the capital stock or other equity interests of such Person.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Pension Plan” shall mean any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is subject to Section 412 of the Code or Title IV of ERISA, to which Borrower or any member of the Controlled Group maintains, sponsors, contributes to or has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permit” shall mean all governmental licenses, authorizations, provider numbers, supplier numbers, registrations, permits, drug or device authorizations and approvals, certificates, franchises, qualifications, accreditations, consents and approvals of Borrower required under all applicable Laws and required for Borrower in order to carry on its business as now conducted, including, without limitation, Healthcare Permits.

“Permitted Contest” shall mean, with respect to any tax obligation or other obligation allegedly or potentially owing from Borrower or its Subsidiary to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the Borrower; provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Borrower’s and its Subsidiaries’ title to, and its right to use, the Collateral is not adversely affected thereby and Lender’s Lien and priority on the Collateral are not adversely affected, altered

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or impaired thereby; (c) Borrower has given prior written notice to Lender of Borrower’s or its Subsidiary’s intent to so contest the obligation; (d) the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower or its Subsidiaries; (e) Borrower has given Lender notice of the commencement of such contest and upon request by Lender, from time to time, notice of the status of such contest by Borrower and/or confirmation of the continuing satisfaction of this definition; (f) a final determination of such contest could not result in Lender’s Lien and its priority on the Collateral being adversely affected, altered or impaired; and (g) upon a final determination of such contest, Borrower and its Subsidiaries shall promptly comply with the requirements thereof.

“Permitted Discretion” shall mean a determination or judgment made by Lender in good faith in the exercise of its reasonable business judgment based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information available to it.

“Permitted Indebtedness” shall mean: (i) Indebtedness under the Loan Documents, (ii) the HoldCo Senior Indebtedness; (iii) Intercompany Indebtedness; (iv) Capitalized Lease Obligations incurred after the Closing Date and secured only by the Equipment being leased pursuant to such Capitalized Lease Obligations; (v) a purchase-money obligations, as defined in Section 9-103(a) of the UCC, provided that the aggregate amount thereof outstanding at any time shall not exceed $250,000, (vi) Indebtedness in connection with advances made by an equity holder in order to cure any Default or Event of Default; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender’s rights and in form and substance satisfactory to Lender; (vii) accounts payable to trade creditors and current operating expenses incurred in the ordinary course of business and paid on a timely basis; (viii) corporate cards unsecured liabilities in the ordinary course; (ix) borrowings incurred in the ordinary course of business and not exceeding $250,000 individually or in the aggregate outstanding at any one time; provided, however, that such Indebtedness shall be on an unsecured basis, subordinated in right of repayment and remedies to all of the Obligations and to all of the Lender’s rights and in form and substance satisfactory to Lender; (x) Indebtedness in the form of insurance premiums financed through the applicable insurance company; (xi) Indebtedness Incurred by Borrower constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance or in connection with the maintenance of, or pursuant to the requirements of, environmental permits or licenses from Governmental Authorities; (xii) hedging obligations of the Borrower that are not incurred for speculative purposes but for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; (xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within 10 Business Days of receipt by the Borrower of notice of its incurrence; (xiv) Indebtedness of the Borrower consisting of take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; (xv) Indebtedness related to unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law; (xvi) any other Indebtedness to which Lender may expressly consent in writing prior to its incurrence, which consent shall be in the

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Permitted Discretion of Lender; and (xvii) any renewal, extension, refinancing in whole or in part or replacement of any of the foregoing in clauses (i) through (xvi).

“Permitted Investments” means (a) any investment existing on, or made pursuant to binding commitments existing on, the Closing Date or an investment consisting of any extension, modification or renewal of any investment existing on Closing Date; provided that the amount of any such investment may be increased as required by the terms of such investment as in existence on the Closing Date; (b) any investment in cash or cash equivalents or investment grade securities at the time such Investment is made; (c) any investment in a Person if, as a result of such investment, such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower, and any investment held by such Person; provided that such investment was not acquired by such Person in contemplation of such merger, amalgamation, consolidation, transfer, conveyance or liquidation; (d) any investment acquired by the Borrower (i) in exchange for any other investment or accounts receivable held by the Borrower in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or accounts receivable or (ii) as a result of a foreclosure by the Borrower with respect to any secured investment or other transfer of title with respect to any secured investment in default; (e) investments the payment for which consists of equity interests of the Borrower or any direct or indirect parent of the Borrower, as applicable; (f) investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of Intellectual Property (where the Borrower is the licensee or lessee), in each case in the ordinary course of business; (g) hedging obligations to the extent constituting “Permitted Indebtedness”; (h) investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices; (i) non-cash investments in connection with tax planning and reorganization activities; (j) loans or advances made to, and guarantees with respect to obligations of, clients, customers, distributors, suppliers, licensors and licensees in the ordinary course of business, not to exceed an aggregate of $3,000,000 at any one time; and (k) investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client or customer contracts.

“Permitted Liens” shall mean: (a) deposits or pledges of cash to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA, or, with respect to any Pension Plan or Multiemployer Plan, the Code) pertaining to Borrower’s or its Subsidiary’s employees, if any; (b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (c) carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens on Collateral, other than any Collateral which is part of the Borrowing Base, arising in the ordinary course of business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens on Collateral, for taxes or other governmental charges (i) not at the time delinquent or thereafter payable without penalty or (ii) that are the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens on Collateral other than Accounts, for sums not exceeding $1,000,000 in

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the aggregate arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) Liens and encumbrances in favor of Lender under the Loan Documents; (g) Liens on Collateral, other than Collateral which is part of the Borrowing Base, existing on the date hereof and set forth on Schedule 7.3; (h) any Lien on any Equipment securing Indebtedness permitted under subpart (v) of the definition of Permitted Indebtedness, provided, however, that such Lien attaches concurrently with or within twenty (20) days after the acquisition thereof, (i) Liens securing the HoldCo Senior Indebtedness; (j) [reserved]; (k) Liens in favor of issuers (other than HoldCo) of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (l) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (m) other Liens (not securing Indebtedness and not attaching to Accounts) incidental to the conduct of the business of the Borrower or the ownership of its assets that do not individually or in the aggregate materially adversely affect the value of the Borrower or materially impair the operation of the business of the Borrower; (n) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business; (o) Liens on vehicles of the Borrower granted in the ordinary course of business; (p) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business; (q) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances, trade acceptances and letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (r) leases or subleases of real property granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower and do not secure any Indebtedness; (s) Liens, other than Liens on Accounts, arising from Uniform Commercial Code financing statement filings that name the Borrower as debtor regarding (i) operating leases entered into by the Borrower in the ordinary course of business and (ii) goods consigned or entrusted to or bailed with a Person (other than the Borrower) in connection with the processing, reprocessing, recycling or tolling of such goods in the ordinary course of business; (t) Liens (other than Liens of the type described in clause (d) above) on any property in favor of Governmental Authorities to secure partial, progress or advance payment pursuant to any contract or statute, not yet due and payable; (u) Liens on goods purchased in the ordinary course of business, the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower in respect of Permitted Indebtedness; (v) Liens, other than Liens on Accounts, not otherwise permitted hereunder in an aggregate amount not to exceed $500,000; (w) any operating lease or a non-exclusive license or sub-license of Intellectual Property if such operating lease or license or sub-license is granted in the ordinary course of business and does not materially impair the Collateral; (x) any other Liens to which Lender may expressly consent in writing, which consent

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shall be in the Permitted Discretion of Lender; and (y) any replacement Liens of the foregoing clauses (a) through (x); provided that the principal amount secured is not increased.

“Permitted Modifications” shall mean any amendments or modifications to, or terminations of (other than terminations in accordance with the terms of such Material Contract), a Material Contract, in each case, that could not reasonably be expected to adversely impact the Collateral in an amount in excess of $5,000,000 individually for any such amendment, modification or termination.

“Person” shall mean any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority or any other entity of whatever nature.

“Prime Rate” shall mean a fluctuating interest rate per annum equal at all times to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States, or if such rate ceases to exist, the highest rate published by the Federal Reserve Board in the Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” or alternate rate as agreed between Borrower and Lender.

“Related Property” shall mean, with respect to each Account, the following: (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Account to the Borrower, whether pursuant to the contract related to such Account or otherwise, including all rights of stoppage in transit, replevin, reclamation, supporting obligations and letter of credit rights (as such terms are defined in the Uniform Commercial Code), and all claims of lien filed or held by the Borrower on personal property of any Account Debtor; (ii) all rights to any inventory whose sale gave rise to such Account, including returned or repossessed inventory; (iii) all instruments, documents, chattel paper and general intangibles (each as defined in the Uniform Commercial Code) arising from, related to or evidencing such Account; (iv) all UCC financing statements covering any collateral securing payment of such Account; (v) all guaranties and other similar agreements or arrangements from time to time supporting or securing payment of such Account to the Borrower whether pursuant to the contract related to such Account or otherwise; and (vi) all proceeds and amounts received or receivable arising from any of the foregoing.

“Revolving Loan” shall mean the aggregate of the loans made pursuant to Section 2.1(a).

“Revolving Loan Limit” shall mean, at any time, the lesser of (a) the Facility Cap and (b) eighty-five percent (85%) the Borrowing Base.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“SEC Documents” shall mean all reports, schedules, forms, filings, amendments of such filings, statements and other documents filed by HoldCo with the SEC pursuant to the Exchange Act since November 11, 2022, including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by Holdco under the Securities Act.

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“Subordination Agreement” shall mean each agreement between Lender and another creditor of Borrower, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which Indebtedness or other obligations owing from Borrower, or the Liens securing such Indebtedness granted by Borrower to such creditor, are subordinated in any way to the Obligations and the Liens created under the Loan Documents, which may include requirements that the Subordinated Debt (i) not mature prior to the end of the Term, and (ii) not require any cash payment other than interest during the Term, and (iii) will receive no cash payments following an Event of Default.

“Subordinated Debt” shall mean any Indebtedness of Borrower incurred pursuant to the terms of the Subordinated Debt Documents and with the prior written consent of Lender, all of which documents must be in form and substance acceptable to Lender in its Permitted Discretion.

“Subordinated Debt Documents” shall mean any documents evidencing and/or securing Indebtedness governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Lender in its Permitted Discretion.

“Subsidiary” shall mean (i) as to Borrower, any Person in which more than fifty percent (50%) of all equity, membership, partnership or other ownership interests is owned directly or indirectly by Borrower through one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than fifty percent (50%) of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person through one or more of such Person’s Subsidiaries. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.

“Taxes” shall have the meaning assigned to the term in Section 6.13(a).

“Term” shall mean the period commencing on the date set forth on the first page hereof and ending on July 1, 2026.

“Termination Date” shall mean the earlier to occur of (a) the end of the Term, (b) any date on which Lender accelerates the maturity of the Loans pursuant to Article VIII, or (c) the termination date stated in any notice of termination of this Agreement provided by Borrower in accordance with Section 11.1.

“UCC” and “Uniform Commercial Code” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“United States” and “U.S.” shall mean the United States of America.

“Unused Line Fee” shall have the meaning assigned to the term in Section 3.2.

1.3 Other Definitional and Interpretative Provisions

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits”, or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or

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plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Unless otherwise specified herein, all amounts (including, for the avoidance of doubt, for purposes of calculating the Borrowing Base) shall be calculated in Dollars. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. As used in this Agreement, the meaning of the term “material” or the phrase “in all material respects” is intended to refer to an act, omission, violation or condition which reflects or could reasonably be expected to result in a Material Adverse Effect. All references herein to times of day shall be references to daylight or standard time, as applicable, in New York City.

1.4 Time is of the Essence

Time is of the essence in Borrower’s performance under this Agreement and all other Loan Documents.

II. ADVANCES, PAYMENT AND INTEREST

2.1 Advances and Fees

(a) Subject to the provisions of this Agreement, Lender shall make Advances to the Borrower under the Revolving Facility from time to time during the Term, and subject to the processing fees set forth in Section 2.4; provided that, notwithstanding any other provision of this Agreement (but subject to the provisions of this Section 2.1(a)), the aggregate amount of all Advances at any one time outstanding under the Revolving Facility shall not exceed the Revolving Loan Limit. The Revolving Facility is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement. Any determination as to whether there is availability within the Borrowing Base for Advances shall be made by Lender in its Permitted Discretion and is final and binding upon Borrower absent demonstrable error. Unless otherwise permitted by Lender, each Advance requested by Borrower shall be in an amount of at least $250,000. Subject to the provisions of this Agreement, Borrower may request Advances under the Revolving Facility up to and including the Availability. Lender shall make Advances under the Revolving Facility for the payment of interest on the Revolving Facility and other Obligations on the date when due.

(b) Lender has established the eighty-five percent (85%) advance rate for purposes of determining the Revolving Loan Limit. Lender shall have the right, upon notice to Borrower, which notice shall not occur on the date an Advance is requested, to establish and readjust from time to time, in its Permitted Discretion, reserves (without duplication of other

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reserves) against the Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to Borrower under the Revolving Facility pursuant to this Agreement.

(c) Facility Cap increases, decreases and related fees. The Facility Cap may, at the request of the Borrower and with the consent of the Lender, which consent shall be in the Lender’s Permitted Discretion, be increased in increments of $250,000 at such time as the outstanding principal balance hereunder equals or exceeds ninety-five percent (95%) of the then-existing Facility Cap. In the event that the Facility Cap is increased, Borrower shall pay to Lender a Facility Fee in an amount equal to one percent (1.0%) of the amount by which the Facility Cap is increased. Once per twelve-month period, the Facility Cap may, at the request of the Borrower and with the consent of the Lender, which consent shall not be unreasonable withheld, conditioned or delayed, be decreased by no less than $1,000,000. Decreases to the Facility Cap shall not constitute a full or partial termination of this Agreement.

(d) Over-advances and related fees.

(i) Lender may in its Permitted Discretion make one or more Advances in excess of Availability. The making of any Advance(s) in excess of Availability shall not (x) be deemed an acknowledgement that any additional Advance(s) will be made or may be required to be made, (y) be deemed to establish any course of conduct, waiver, or estoppel that would obligate Lender to make any further Advance or (z) prevent the Lender from treating the Borrower’s failure to repay such Advance(s) in excess of Availability as a Default or an Event of Default.

(ii) If Borrower requests and Lender agrees to provide a term loan, which term loan is to be treated as an Advance that, when made, would result in Advances exceeding Availability, Lender may charge an over-advance fee of ten percent (10%) due on the amount by which all outstanding Advances (including such term loan) collectively exceed Availability, which fee shall be deducted by Lender from such requested term loan; provided that Lender shall not assess any Default Rate if is shall charge an over-advance fee.

(e) Ineligible Receivables fee. Borrower may request from time to time certain otherwise non-Eligible Receivables to be included as Eligible Receivables for purposes of calculating Availability. If after underwriting such otherwise non-Eligible Receivables, Lender determines in its sole discretion to include them as Eligible Receivables, Borrower shall pay to Lender an additional underwriting fee in an amount equal to one percent (1%) of the Borrowing Base attributable to such otherwise non-Eligible Receivables at such time (and from time to time) as such otherwise non-Eligible Receivables are included in the Borrowing Base. Payment of such additional underwriting fee shall be paid by Lender increasing the principal balance outstanding hereunder by the amount necessary to satisfy such additional underwriting fee in full, and such increase to the principal balance shall be deemed an Advance to Borrower. In addition, Lender may, in its Permitted Discretion require an amendment to this Agreement including additional

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representations, warranties and/or covenants, as a condition for including such otherwise non-Eligible Receivables as Eligible Receivables.

2.2 Evidence of Obligations; Maturity

(a) Lender shall, acting solely for this purpose as an agent of the Borrower, maintain, in accordance with its usual practice, electronic or written records evidencing the outstanding Obligations to Lender, including, without limitation, the amounts of principal, interest, fees and other amounts payable and paid to Lender from time to time under this Agreement, and shall make such record readily available to Borrower upon request.

(b) The entries made in the electronic or written records maintained pursuant to subsection (a) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded and the Lender and Borrower shall treat each Person whose name is recorded in such electronic or written records as a Lender hereunder for all purposes of this Agreement, subject to demonstrable error, and the Lender and Borrower shall treat each Person whose name is recorded in such electronic or written records as a Lender hereunder for all purposes of this Agreement. Subject to the foregoing, Advances under the Revolving Facility may also be evidenced by a promissory note, payable to the order of Lender, duly executed and delivered by Borrower and dated as of the date hereof, evidencing the aggregate indebtedness of Borrower to Lender resulting from Advances under the Revolving Facility, from time to time. Lender hereby is authorized, but is not obligated, to enter the amount of each Advance under the Revolving Facility and the amount of each payment or prepayment principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the promissory note. Lender may account to Borrower from time to time with a statement of Advances under the Revolving Facility, the amounts outstanding hereunder, and charges and payments made pursuant to this Agreement, and in the absence of demonstrable error, such accounting rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of Borrower’s receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

(c) All Obligations shall be due and payable in full, if not earlier in accordance with this Agreement, on the Termination Date.

2.3 Interest

Interest shall accrue daily on the principal amount outstanding hereunder at a rate per annum equal to the Prime Rate plus the Applicable Margin calculated on the basis of a 360-day year and adjusted for the actual number of days elapsed in each interest calculation period. Interest shall be payable by Borrower monthly in arrears but in no event later than the first day of each calendar month, commencing July 1, 2023. Interest payments shall be paid by Lender increasing the principal balance outstanding hereunder by the amount necessary to satisfy such interest payment in full, and such increase to the principal balance shall be deemed an Advance to Borrower. Interest shall continue to accrue daily on the principal amount outstanding until the irrevocable payment in full in cash of the Obligations (other than inchoate reimbursement obligations for which no claim has been made) and termination of this Agreement. Any accrued

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but unpaid interest shall be added to the Obligations and increase the principal amount outstanding hereunder on the first Business Day of each month.

2.4 Revolving Facility Disbursements; Requirement to Deliver Borrowing Certificate in connection with Advances Requested by Borrower

So long as no Default or Event of Default shall have occurred and be continuing, Borrower may give Lender written notice requesting an Advance under the Revolving Facility by delivering to Lender not later than 11:00 a.m. (New York City time) at least two but not more than four Business Days before the proposed borrowing date of such requested Advance (the “Borrowing Date”), a completed Borrowing Certificate and other documents and information Lender may request, in its Permitted Discretion, to confirm the accuracy of such Borrowing Certificate, provided that any additional documents or information Lender requests from Borrower will not be unduly burdensome to produce, and shall not delay the disbursement of any Advance by more than one (1) Business Day, which shall (i) specify the proposed Borrowing Date of such Advance which shall be a Business Day, (ii) specify the principal amount of such requested Advance, and (iii) certify the matters specified therein. On each Borrowing Date, Borrower authorizes Lender to disburse the proceeds of the requested Advance to the Funding Account (or to such other account as to which the Borrower shall expressly instruct Lender in writing, and which is subject to a springing deposit account control agreement reasonably acceptable to Lender), in all cases for credit to the Borrower, via federal funds wire transfer no later than 4:00 p.m. (New York City time); provided, however, if any amounts are then due to Lender on account of any interest, fees or expense reimbursements pursuant to the Loan Documents at the time such Advance is requested, Lender is authorized (but not required) to reduce the proceeds to Borrower with respect to such Advance by the amount of such interest, fees or expense reimbursements and to retain such amounts as payment of such interest, fees or expense reimbursements. It is understood and agreed that Lender shall have no responsibility for the application of proceeds disbursed to the Funding Account, or to any other deposit account Borrower has instructed Lender to disburse an Advance to.

Lender shall charge a processing fee of $75.00 for each Advance requested by Borrower; for the avoidance of doubt, no such processing fee shall be due in connection with Lender increasing the principal balance hereunder to pay for interest, fees and other Obligations payable by Borrower. In the event that the written notice by Borrower requesting an Advance under the Revolving Facility does not comply with the foregoing requirements within the timing parameters set forth above, Lender is under no obligation to provide the requested Advance; provided that Lender may charge Borrower an irregular Advance fee of one percent (1%) of the amount of so requested, to the extent Lender nonetheless determines to provide such requested Advance, which irregular Advance fee shall be paid by Lender increasing the principal balance outstanding hereunder by the amount necessary to satisfy such irregular advance fee in full, and such increase to the principal balance shall be deemed an Advance to Borrower.

2.5 Revolving Facility Collections; Repayment; Borrowing Availability and Controlled Deposit Accounts; Disbursements

(a) Subject to Section 4.3, the Borrower shall establish and maintain at the Borrower’s expense (i) one deposit account with the Collection Bank into which all collections and cash

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proceeds in respect of all Accounts shall be deposited (the “Concentration Account”), which Concentration Account shall be subject to a blocked deposit account control agreement granting Lender control within the meaning of Section 9-104 of the UCC as of the date of execution thereof (the “Concentration Account DACA”) and (ii) one deposit account with the Collection Bank into which Lender shall deposit the proceeds of each Advance, and such deposit account shall be identified on Schedule 2.4 (the “Funding Account”; the Funding Account and Concentration Account are collectively referred to herein as the “Controlled Deposit Accounts”), which Funding Account shall be subject to a springing deposit account control agreement granting Lender control within the meaning of Section 9-104 of the UCC after the occurrence of an Event of Default (the “Funding Account DACA”; the Funding Account DACA and Concentration Account DACA are collectively referred to herein as the “Control Agreements”).

(b) The Borrower shall not terminate the Controlled Deposit Accounts or Control Agreements during the Term without Lender’s prior written consent. The Concentration Account DACA shall authorize Lender to instruct the Collection Bank to immediately transfer all funds on deposit in the Concentration Account into a deposit account owned and maintained by Lender or an Affiliate of Lender at such bank as Lender may communicate to the Collection Bank from time to time, in each case, in accordance with the terms of this Agreement and the Concentration Account DACA. Borrower may, prior to the occurrence and continuation of an Event of Default, direct amounts on deposit in the Funding Account as needed to the extent permitted by Section 6.11.

(c) The Borrower shall cause all collections and cash proceeds from Accounts to be deposited in the Concentration Account; provided that to the extent that any such collections and cash proceeds are received by Borrower and not sent directly to the Concentration Account, such collections and cash proceeds shall be held in trust for the benefit of the Lender and immediately remitted (and in any event within five (5) Business Days), in the form received (or, with respect to cash, by check or wire transfer), to the Concentration Account. Borrower acknowledges and agrees that compliance with the terms of this Section 2.5(c) is an essential term of this Agreement, and that, in addition to and notwithstanding any other rights Lender may have hereunder or under any other Loan Document, under applicable law or equity, Lender shall be entitled to assess a non-compliance fee in an amount equal to two percent (2%) of the amount of collections or cash proceeds on Accounts that are not deposited into the Concentration Account in accordance with this Section 2.5(c); provided that Lender shall not assess any Default Rate if it shall charge a non-compliance fee. For the avoidance of doubt, unless Lender specifically agrees in writing to the contrary, Lender’s assessment of such non-compliance fee shall not prevent Lender from considering any such non-compliance to be a Default or an Event of Default.

(d) For purposes of calculating interest payable pursuant to Section 2.3, all funds transferred by Lender from the Concentration Account for application to the Obligations subsequent to the Closing Date shall be subject to a two (2) Business Day clearance period and all interest accruing on such funds during such clearance period shall accrue for the benefit of the Lender.

(e) All funds transferred from the Concentration Account for application to the Obligations shall be applied to reduce the Obligations hereunder in the following order of priority: (i) first, to payment of any fees and expense reimbursements due to Lender under the Loan

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Documents, (ii) second, to payment of any other Obligations of Borrower not included in items (iii) and (iv) below, (iii) third, to payment of any interest then due and owing hereunder, and (iv) fourth, to payment of the principal amount outstanding hereunder. For purposes of determining Availability, all funds transferred from the Concentration Account in accordance with this Section shall be applied in accordance with the foregoing sentence as of the date of the transfer.

(f) If, as the result of collections or cash proceeds in respect of Accounts received by Borrower pursuant to this Section 2.5, there is a positive balance in favor of Borrower, such positive balance shall not accrue interest in favor of Borrower, but shall increase Availability, but not in excess of $10,000,000 at any one time.

(g) Schedule 2.5 identifies the Controlled Deposit Accounts, the depository bank at which such accounts are maintained, the type of Control Agreements on such accounts (if any), and the second lien secured party to such Control Agreements (if any). Borrower shall provide Lender with read-only on-line access to the Controlled Deposit Accounts.

2.6 Promise to Pay; Manner of Payment

Borrower promises to pay principal, interest and all other amounts payable hereunder, or under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for any setoff, counterclaim or recoupments, and notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements. Unless paid in accordance with Section 2.5, all payments made by Borrower (other than payments automatically paid through Advances under the Revolving Facility as provided herein), shall be made only by wire transfer on the date when due, without offset or deduction for counterclaim, in Dollars, in immediately available funds to such account as may be indicated in writing by Lender to Borrower from time to time. Any such payment received after 4:00 p.m. (New York City time) on the date when due shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

2.7 Repayment of Excess Advances

Any balance of Advances under the Revolving Facility outstanding at any time in excess of the Revolving Loan Limit shall be deducted by Lender from the Concentration Account; provided that if amounts thereunder shall be insufficient to reduce such excess Advances to zero, such excess Advances shall be due and payable by Borrower within five (5) Business Days of Lender’s demand therefor in the manner specified in Section 2.6, unless such excess Advances are the result of any misrepresentation or fraud by Borrower (in which case there shall be no grace period and any such excess Advances shall be immediately due and payable).

2.8 Payments by Lender

Should any amount, interest or other Obligation required to be paid under any Loan Document remain unpaid after it is due and payable and after the expiration of any cure period, if

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applicable, such amount may be paid (a) by Lender applying such amounts from those on deposit in the Concentration Account (and Borrower irrevocably authorizes disbursements of any such amounts to Lender) or (b) if amounts on deposit in the Concentration Account shall be insufficient to make such payments when due, such payments shall be deemed a request for an Advance under the Revolving Facility as of the date such payment is due. No payment or prepayment of any amount by any third party shall entitle such third party to be subrogated to the rights of Lender under any Loan Document unless and until the Obligations have been fully performed and paid irrevocably in cash and this Agreement has been terminated. Any sums expended by Lender as a result of Borrower’s failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower as an Advance under the Revolving Facility and added to the Obligations and thereby increasing the principal amount outstanding hereunder.

2.9 Grant of Security Interest; Collateral

(a) To secure the payment and performance of the Obligations, and without limiting any grant of any Lien and security interest in any other Loan Document, the Borrower hereby grants to Lender a continuing security interest in and Lien upon, and pledges to Lender, all of its right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising and wherever located (collectively and each individually, subject to the proviso below, the “Collateral”):

(i) all Accounts and Related Property to the extent strictly necessary to collect on such Accounts;

(ii) the Controlled Deposit Accounts;

(iii) all Books and Records relating to Collateral;

(iv) any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

provided that Collateral shall not include any asset or property (I) that constitutes (A) any Intellectual Property of Borrower or (B) any governmental authorizations to manufacture, market, sell or distribute Borrower’s goods or inventory, or (II) to the extent that the grant of a security interest in such asset or property (A) would result in a breach or default under an agreement relating to such asset or property, which may result in the abandonment, invalidation or unenforceability of any right, title or interest of the Borrower therein (except to the extent the relevant term that would result in such breach, default, abandonment, invalidation or unenforceability is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or equivalent statutes of any jurisdiction) or any other applicable law), (B) is prohibited by any applicable law or requires a consent not obtained of any Governmental Authority pursuant to applicable law (except to the extent the law prohibiting such grant or requiring such consent is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or equivalent statutes of any jurisdiction) or any other applicable law) or (C) is prohibited or restricted by any third party (so long as any agreement with such third party that provides for such prohibition or restriction was not entered into in contemplation of the acquisition of such asset or entering into of such contract or for the purpose

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of creating such prohibition or restriction), other than to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable law, notwithstanding such prohibition, and other than proceeds and Accounts thereof.

(b) Upon the execution and delivery of this Agreement, and upon the proper filing of the necessary financing statements without any further action, Lender will have a good, valid and perfected first priority Lien and security interest in all Collateral which may be perfected by the filing of financing statements, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of Lender, and/or (ii) in connection with Permitted Liens.

2.10 Collateral Administration

(a) All Collateral (except funds required to be deposited in the Controlled Deposit Accounts) will at all times be kept by Borrower on secure servers consistent with past practice and subject to customary cloud subscription agreements.

(b) Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to Lender on such periodic basis as Lender may reasonably request.

(c) Any of Lender’s officers, employees, representatives or agents shall have the right, at any time during normal business hours upon reasonable prior notice to Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification.

(d) Lender shall have the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors owing Accounts to Borrower that (i) their Accounts have been assigned to Lender and to collect such Accounts directly in its own name and to charge reasonable collection costs and expenses, including reasonable attorneys’ fees, to Borrower, and (ii) Borrower has waived any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Lender to obtain a court order recognizing the assignment or security interest and lien of Lender in and to any Account or other Collateral.

(e) As and when determined by Lender in its Permitted Discretion not to exceed once per calendar quarter absent an Event of Default or Lender receiving notice from its UCC monitoring system that a Lien has been filed against Borrower, Lender shall have the right to perform the searches described in clauses (i) and (ii) below against Borrower (the results of which are to be consistent with Borrower’s representations and warranties under this Agreement), at Borrower’s reasonable expense: (i) UCC searches with the Secretary of State and local filing offices of each jurisdiction where Borrower is organized; and (ii) bankruptcy, judgment, federal, state and local tax lien and litigation searches, in each jurisdiction in which such actions, or Liens may be recorded.

(f) Borrower (i) shall direct each Account Debtor to make payments to the Concentration Account as set forth in Section 2.5, and (ii) hereby authorizes Lender, upon any failure to send such notices and directions within ten (10) days after the date of this Agreement (or

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ten (10) days after the Person becomes an Account Debtor), to send any and all similar notices and directions to such Account Debtors, and (iii) shall do anything further that may be lawfully required by Lender to secure Lender and effectuate the intentions of the Loan Documents.

(g)As of the Closing Date, no Person other than the Lender has “control” (as defined in Article 9 of the UCC) over any Controlled Deposit Accounts.

(h) After the occurrence and during the continuance of an Event of Default, Lender may elect to exercise any and all of the rights and remedies of Borrower under the Permits, without any interference from Borrower, and Borrower shall cooperate in causing the Governmental Authorities, contractors, or purchasers and lessees to comply with all the terms and conditions of the Licenses.

2.11 Power of Attorney

Borrower hereby appoints Lender as its attorney-in-fact, with power (a) to endorse the name of Borrower on any checks, notes, acceptances, money orders, drafts, or other forms of payment or security that may come into Lender’s possession to the extent such items constitute Collateral, (b) to sign the name of Borrower on any invoice or bill of lading relating to any Collateral and (c) to perfect Lender’s security interest or lien in any Collateral, including filing financing statements, without Borrower’s signature, covering part or all of the Collateral in such jurisdictions as Lender shall determine to be advisable. The appointment of Lender as attorney-in-fact for a Borrower is coupled with an interest and is irrevocable prior to full payment in cash of all Obligations (other than any inchoate reimbursement obligations for which no claims has been made).

2.12 Setoff Rights

During the continuance of any Event of Default, Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all balances in Controlled Deposit Accounts against and on account of any of the Obligations.

III.	FEES AND OTHER CHARGES

3.1 Facility Fee

On or before the Closing Date, Borrower shall pay to Lender one percent (1.0%) of the Facility Cap as a nonrefundable fee. The fee payable pursuant to this Section 3.1 and the fee payable pursuant to Section 2.1(c) are herein collectively referred to as the “Facility Fee”. Borrower’s payment of the Facility Fee shall be made by Lender increasing the principal balance outstanding hereunder by the amount necessary to satisfy such Facility Fee in full, and such increase to the principal balance shall be deemed an Advance to Borrower.

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3.2 Unused Line Fee

Borrower shall pay to Lender monthly an unused line fee (the “Unused Line Fee”) in an amount equal to four and three-tenths basis points (0.043%) per month of the difference derived by subtracting (i) the average daily balance under the Revolving Facility outstanding during the preceding month, from (ii) the Facility Cap. The Unused Line Fee shall be payable monthly in arrears but in no event later than the first day of each successive calendar month (starting with July 1, 2023). Borrower’s payment of the Unused Line Fee shall be made by Lender increasing the principal balance outstanding hereunder by the amount necessary to satisfy such Unused Line Fee in full, and such increase to the principal balance shall be deemed an Advance to Borrower. The final payment shall be prorated to the date of payment in full and shall be paid on that date as part of the Obligations.

3.3 Collateral Management Fee

Borrower shall pay Lender as additional interest a monthly collateral management fee (the “Collateral Management Fee”) for monitoring and servicing the Revolving Facility, equal to eighteen hundredths of one percent (0.18%) per month calculated on the basis of the average daily balance under the Revolving Facility outstanding during the preceding month. The Collateral Management Fee shall be payable monthly in arrears but in no event later than the first day of each successive calendar month (starting with July 1, 2023). Borrower’s payment of the Collateral Management Fee shall be made by Lender increasing the principal balance outstanding hereunder by the amount necessary to satisfy such Collateral Management Fee in full, and such increase to the principal balance shall be deemed an Advance to Borrower. The final payment shall be prorated to the date of payment in full and shall be paid on that date as part of the Obligations.

3.4 Early Termination Fee

Upon Borrower’s voluntary prepayment of Obligations and termination in full of the Revolving Facility prior to the first anniversary of the Closing Date, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other Obligations (other than indemnity obligations with respect to which no claim has been made) relating to the Revolving Facility pursuant to the terms of this Agreement and any other Loan Documents), as yield maintenance for the loss of bargain and not as a penalty, an amount equal one-half of one percent (0.50%) of the Facility Cap (such amount, an “Early Termination Fee”); provided that no Early Termination Fee shall be due and payable to the extent Borrower’s voluntary prepayment of Obligations and termination in full of the Revolving Facility prior to the first anniversary of the Closing Date is made following Lender’s application of reserves against the Borrowing Base. Notwithstanding any other provision of any Loan Document, no Early Termination Fee shall be due and payable if (i) Borrower refinances the Obligations (in whole or in part) with Lender (which, for purposes of this Section 3.4, shall include eCapital Healthcare Corp. and any of its parents, subsidiaries or Affiliates), (ii) this Agreement terminates in accordance with its terms at the end of its Term, or (iii) Borrower terminates this Agreement within 10 days after Borrower provides written notice to Lender of a default by Lender hereunder, and such default by Lender remains uncured as of the date of such termination.

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3.5 Reserved

3.6 Computation of Fees; Lawful Limits

All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Lender for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lender shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section shall control to the extent any other provision of any Loan Document is inconsistent herewith.

3.7 Default Rate of Interest

Upon the occurrence and during the continuation of an Event of Default, the Applicable Rate of interest in effect at such time with respect to the Obligations shall be increased by two percent (2%) per annum (the “Default Rate”). Such increase shall be in addition to any other specific charges provided for herein for noncompliance with specific provisions of this Agreement.

IV.	CONDITIONS PRECEDENT

4.1 Conditions to Closing

The obligations of Lender to consummate the transactions contemplated herein on the Closing Date are subject to the satisfaction, in the sole judgment of Lender, of the following no later than June 30, 2023:

(a) Borrower shall have executed and delivered to Lender this Agreement;

(b) Borrower shall have executed and delivered to Lender an officer’s certificate certifying to the organizational documents of Borrower, the good standing of Borrower in its jurisdiction of organization, the adoption of resolutions approving the Revolving Facility and the incumbency of its authorized officers;

(c) Legal counsel to Borrower shall have delivered to Lender a written legal opinion, in form and substance satisfactory to Lender and its counsel, addressing the following: (i) the organization of the Borrower; (ii) the due authorization and execution of the Loan Documents; (iii)

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the absence of conflicts between the Loan Documents and the Borrower’s Organizational Documents; and (iv) the legal, valid and binding effect of the Loan Documents;

(d) HoldCo shall have executed and delivered to lender a guaranty agreement; and

4.2 Conditions to Advances

The obligations of Lender to make any Advance under the Revolving Facility are subject to the satisfaction, in the sole judgment of Lender, of the following:

(a) Borrower shall have delivered to Lender a Borrowing Certificate in the form of Exhibit A executed by an authorized officer of Borrower;

(b) Lender shall have received certificates of insurance showing proof of Borrower’s liability and property insurance, and endorsements of business interruption policies confirming that the Lender has been named as lender’s loss payable thereunder;

(c) Borrower shall have provided Lender with on-line read-only access to view all information regarding all the Controlled Deposit Accounts;

(d) Borrower shall have provided Lender with any information necessary, and taken any action reasonably necessary, to enable Lender to set up and implement the software interface to be used by Lender to access Account Debtor’s SmartData platform and the Netsuite Accounts Receivable Reporting Module (or shall have provided Lender with a customized report in form and detail satisfactory to Lender) in order to validate the Borrowing Base;

(e) received all fees, charges and expenses payable to Lender on or prior to the date of the Advance pursuant to the Loan Documents;

(f) Each of the representations and warranties made by Borrower in or pursuant to this Agreement shall be accurate in all material respects on and as of the date the Advance is requested as if made on and as of such date, before and after giving effect to such Advance, and no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to the Advance under the Revolving Facility on such date;

(g) Immediately after giving effect to the requested Advance, the aggregate outstanding principal amount under the Revolving Facility shall not exceed the Revolving Loan Limit (unless such excess is otherwise consented to by Lender).

4.3 Waivers of Conditions to Advances

No waiver of any of the foregoing conditions to an Advance, or the making of an Advance by Lender notwithstanding the failure of any of the foregoing conditions to be met as of the date of such Advance, shall be deemed to constitute a waiver by Lender of any such conditions with respect to any future requested Advance.

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4.4 Post-Closing Document Delivery Requirements

Borrower shall take the actions identified below by the dates indicated, subject to extensions agreed to by Lender using its Permitted Discretion, which extensions will not be unreasonably withheld, conditioned or delayed.

(a) No later than ten (10) Business Days following the Closing Date, Borrower shall have established the Controlled Deposit Accounts and Lender shall have received Control Agreements duly executed by Borrower, Lender and the Collection Bank, all in accordance with Section 2.5. Until the Concentration Account DACA is fully executed, Borrower shall, on each Business Day, wire transfer all available funds in the Concentration Account to Lender at the following deposit account:

Bank Name:	Wells Fargo Bank, National Association
Bank Address:	420 Montgomery St.
City, State, Zip, Country:	San Francisco, CA 94104
ABA No.:	121000248
Beneficiary Account Name:	eCapital Healthcare Corp.
Beneficiary Account No.:	[***]
Beneficiary Address:	20807 Biscayne Blvd, Suite 203
City, State, Zip, Country:	Aventura, FL 33180
Reference:	EHC – Scilex

(b) Borrower shall make a good faith effort and take commercially reasonable steps to deliver a Landlord Waiver and Consent executed by Golden Gate Linens, LLC, to Lender within thirty (30) days of the Closing Date.

V.	REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to advance funds to Borrower, Borrower represents and warrants as of the date hereof, the Closing Date, and each Borrowing Date as follows:

5.1 Organization and Authority

Borrower is a Delaware corporation and duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower (i) has all requisite corporate or other organizational power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, (ii) is duly qualified to do business in every jurisdiction in which failure so to qualify could reasonably be expected to have a Material Adverse Effect, and (iii) has requisite power and authority (A) to execute, deliver and perform the Loan Documents to which it is a party and all amendments thereto, (B) to borrow hereunder, (C) to consummate the transactions contemplated under the Loan Documents, and (D) to grant the Liens with regard to the Collateral pursuant to the Loan Documents to which it is a party. Borrower is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is Borrower controlled by or a subsidiary of such an “investment company.”

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5.2 Loan Documents

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, including the grants of Liens and security interests in the Collateral, (i) have been duly authorized by all requisite action of the Borrower and have been duly executed and delivered by or on behalf of Borrower; (ii) do not violate any provisions of (A) applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on Borrower or any of its properties the effect of which could reasonably be expected to have a Material Adverse Effect, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of Borrower, or any agreement between Borrower and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (iii) are not in conflict with, and do not result in a breach or default of or constitute an Event of Default, or an event, fact, condition, breach, Default or Event of Default under, any indenture, agreement or other instrument to which Borrower is a party, or by which the properties or assets of Borrower is bound, the effect of which could reasonably be expected to have a Material Adverse Effect; (iv) except as set forth therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of Borrower, and (v) do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or Borrower unless otherwise obtained. When executed and delivered, each of the Loan Documents to which Borrower is a party will constitute the legal, valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms.

5.3 Subsidiaries, Capitalization and Ownership Interests

Borrower has no Subsidiaries. Schedule 5.3 states the authorized and issued capitalization of Borrower, listing the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of Borrower and the record and beneficial owners thereof (including options, warrants and other rights to acquire any of the foregoing). The outstanding equity securities and/or ownership, voting or partnership interests of Borrower have been duly authorized and validly issued and are fully paid and nonassessable, and each Person listed on Schedule 5.3 owns beneficially and of record all of the equity securities and/or ownership, voting or membership interests it is listed as owning free and clear of any Liens other than Permitted Liens. Except as listed on Schedule 5.3, Borrower does not own an interest in or participates or engages in any joint venture, partnership or similar arrangements with any Persons.

5.4 Title to Collateral; Real Estate

(a) Borrower is the sole owner and has good, valid and marketable title to the Collateral, subject to Permitted Liens.

(b) Schedule 5.4 lists all real properties (and their locations) owned or leased by or to the Borrower. Borrower enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets, are valid and subsisting and are in full force and effect.

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5.5 Other Agreements

Borrower is not (i) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, or (ii) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both; would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect.

5.6 Litigation

Except as disclosed on Schedule 5.6, there is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Borrower that (i) could reasonably be expected to affect the validity of any of the Loan Documents or the right of Borrower to enter into any Loan Document or to consummate the transactions contemplated thereby or (ii) could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect. Borrower is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority that could reasonably be expected to have a Material Adverse Effect, except as so identified in Schedule 5.6.

5.7 Labor Matters

Except as would not individually or in the aggregate constitute a Material Adverse Effect, there are no strikes, slowdowns, work stoppages, lockouts, grievances, other collective bargaining or labor related disputes pending or, to Borrower’s knowledge, threatened against Borrower. Except as would not individually or in the aggregate constitute a Material Adverse Effect, hours worked and payments made to the employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. Except as would not individually or in the aggregate constitute a Material Adverse Effect, Borrower is not engaged in unfair labor practice, and there is no unfair labor practice, complaint or complaint of employment discrimination pending or threatened against Borrower. Except as would not individually or in the aggregate constitute a Material Adverse Effect, Borrower and each of its Affiliates has complied and is in compliance with all Laws pertaining to any terms or conditions of employment, including Laws governing or regarding employment standards, labor relations, application and employee background checking, immigration, the payment of wages or other compensation, including overtime compensation, employee leave, employee benefits, the classification of workers as employees and independent contractors, employment discrimination and harassment and retaliation, pay equity, occupational safety and health, workers’ compensation, and any and all other Laws governing or pertaining to the terms and conditions of employment. Except as would not individually or in the aggregate constitute a Material Adverse Effect, Borrower is not in breach of any provision of any collective agreement to which it is a party. Except as would not individually or in the aggregate constitute a Material Adverse Effect, the

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consummation of the transactions contemplated by the Loan Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

5.8 Tax Returns, Governmental Reports

Borrower (i) has filed all material federal, state, foreign (if applicable) and local tax returns which are required by law to be filed by Borrower, and (ii) has paid all material taxes, assessments and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except for taxes that are the subject of a Permitted Contest.

5.9 Financial Statements and Reports

All financial information and statements relating to Borrower that have been or may hereafter be delivered to Lender by Borrower are accurate and complete in all material respects and have been prepared in accordance with GAAP consistently applied with prior periods. Borrower does not have any material obligations or liabilities of any kind not disclosed in such financial information or statements, and since the date of the most recent financial statements submitted to Lender, there has not occurred any Material Adverse Change, Material Adverse Effect or, to Borrower’s knowledge, any other event or condition that could reasonably be expected to have a Material Adverse Effect.

5.10 Compliance with Law

Borrower (i) is in substantial compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to Borrower and/or Borrower’s business, assets or operations, including, without limitation, ERISA, and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal, except where noncompliance or violation would not reasonably be expected to have a Material Adverse Effect. There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation would not reasonably be expected to have a Material Adverse Effect. Borrower has not received any notice that Borrower is not in compliance in any respect with any of the requirements of any of the foregoing. Except as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, Borrower has not (a) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its Pension Plans and no waiver of such funding requirements have been requested , (b) any knowledge of an event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. § 26153 has not been waived, or any other event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any Pension Plan, or (c) withdrawn, completely or partially, from any Multiemployer Plans as to incur liability under the MultiEmployer Pension Plan Amendments of 1980.

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5.11 Intellectual Property

To Borrower’s knowledge, and except would not reasonably be expected to have a Material Adverse Effect, Borrower owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of Borrower. Reasonably promptly following Lender’s written request therefor, Borrower shall disclose in writing all Intellectual Property existing as of the date of such request that is owned by Borrower and issued, registered or pending with any United States or foreign Governmental Authority (including, without limitation, any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Authority). Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefor) purported to be owned by Borrower, free and clear of any Liens (except for Permitted Liens) and/or licenses in favor of third parties or agreements or covenants not to sue such third parties for infringement. All registered Intellectual Property of Borrower is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To Borrower’s knowledge, and except as would not reasonably be expected to have a Material Adverse Effect, Borrower conducts its business without infringement or claim of infringement of any Intellectual Property rights of others. There is no unresolved written claim of infringement by any third party against Borrower, which could reasonably be expected to have a Material Adverse Effect.

5.12 Licenses and Permits

Without limitation of anything contained in Section 5.19, Borrower is in substantial compliance with and has all Permits necessary or required by applicable law or Governmental Authority for the operation of its businesses except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. All of the foregoing are in full force and effect and not in known conflict with the rights of others except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. Borrower is not (i) in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, Default or Event of Default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, (ii) a party to or subject to any agreement, instrument or restriction that is so unusual or burdensome that it might have a Material Adverse Effect.

5.13 Disclosure

No information in any application for the Revolving Facility, Loan Document or any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated by the Loan Documents, when taken as a whole contains any untrue statement of material fact or omits to state any fact necessary to make the statements therein not materially misleading in light of current circumstances. There has been no Material Adverse Change in any fact or circumstance that would make any such information incomplete or inaccurate as of the Closing Date. All financial projections delivered to Lender by Borrower (or its agents) have been prepared on the basis of the assumptions stated

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therein. Such projections represent Borrower’s best estimate of Borrower’s future financial performance and such assumptions are believed by Borrower to be fair and reasonable in light of current business conditions; provided, however, that Borrower can give no assurance that such projections will be attained.

5.14 Existing Indebtedness; Investments, Guarantees and Certain Contracts

Except as permitted by the Loan Documents, Borrower (i) has no outstanding Indebtedness other than Permitted Indebtedness, (ii) is not subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person other than in connection with a Permitted Lien, or (iii) does not own or hold any equity or long-term debt investments in, and does not have any outstanding advances to or any outstanding guarantees for the obligations of, or any outstanding borrowings from, any Person. Borrower has performed all material obligations required to be performed by Borrower pursuant to or in connection with its outstanding Indebtedness and the items permitted by the Loan Documents and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder. Borrower has not agreed to pay any other Indebtedness in priority to the Obligations.

5.15 Agreements with Affiliates

Except for transactions permitted under Section 7.6, there are no existing or proposed material agreements, arrangements, understandings or transactions between Borrower and any of its officers, members, managers, directors, stockholders, partners, other interest holders, employees or Affiliates or any members of their respective immediate families.

5.16 Insurance

Borrower has in full force and effect such insurance policies as are customary in its industry and as may be required pursuant to Section 6.5. All such insurance policies as in force on the date of this Agreement are listed and described on Schedule 5.16.

5.17 Names, Location of Offices, Records and Collateral

During the preceding five years, Borrower has not conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.17A. Borrower is the sole owner of all of its names listed on Schedule 5.17A, and any and all business done and invoices issued in such names are Borrower’s sales, business and invoices. As of the date of this Agreement, Borrower maintains its places of business and chief executive offices only at the locations set forth on Schedule 5.17B and Schedule 5.17B also identifies all of the addresses (including warehouses) at which any of the Collateral is located or Books and Records of Borrower regarding any Collateral are kept and identifying which Collateral and which Books and Records are kept at each location, the nature of such location (e.g., leased business location operated by Borrower, third party warehouse, consignment location, processor location, etc.) and the name and address of the third party owning and/or operating such location. The Borrower may change any of the information set forth in Schedule 5.17B with no less than ten (10) Business Days’ notice to Lender. No Collateral and no Books and Records in connection

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therewith or in any way relating thereto or that evidence the Collateral are located at any other location. All of the Collateral is and shall remain located (as that term is used in Section 9-301(2) of the UCC) only in the continental United States.

5.18 Accounts

In determining which Accounts are Eligible Receivables, Lender may rely on all statements and representations made by Borrower with respect to any Account. Unless otherwise indicated in writing to Lender, (i) each Account of Borrower that is included on a Borrowing Certificate as an Eligible Receivable (A) is genuine and in all respects what it purports to be and is not evidenced by a judgment, and (B) meets the criteria for an Eligible Receivable as set forth in the definition of that term, and (ii) to Borrower’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or materially reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto, except to the extent the same is reflected in the calculation of Net Collectible Value.

5.19 Healthcare Law Compliance Representations

To induce Lender to enter into this Agreement and to make credit accommodations contemplated hereby, Borrower hereby represents and warrants that the following statements are true, complete and correct:

(a) Healthcare Permits. Borrower has (i) each Healthcare Permit and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in Borrower’s business, and (ii) no knowledge that any Governmental Authority is considering limiting, suspending or revoking any such Healthcare Permit. All such Healthcare Permits are valid and in full force and effect and Borrower is in compliance in all material respects with the terms and conditions of all such Healthcare Permits.

(b) No Violation of Healthcare Laws. Borrower is not in violation of any Healthcare Laws, except where any such violation would not have a Material Adverse Effect.

(c) Proceedings. Borrower is not subject to any proceeding, suit or, to Borrower’s knowledge, investigation by any Governmental Authority: (i) which may result in the imposition of a fine, alternative, interim or final sanction, in each case, which would have a Material Adverse Effect on Borrower; or (ii) which could result in the revocation, transfer, surrender, suspension or other impairment of the operating certificate, provider agreement or Healthcare Permits.

(d) Reserved.

(e) Fraud and Abuse.

(i) Except as could not reasonably be expected to result in liability to the Borrower in excess of $5,000,000, Borrower has not, or to its knowledge has not been alleged to have, and no owner, officer, manager, employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in Borrower

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has, engaged in any of the following: (1) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment under any Healthcare Laws; (2) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under any Healthcare Laws; (3) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under any Healthcare Laws on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (4) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (I) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Healthcare Laws, or (II) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by any Healthcare Laws; (5) presenting or causing to be presented a claim for reimbursement for services that is for an item or services that was known or should have been known to be (I) not provided as claimed, or (II) false or fraudulent; or (6) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to information required to be provided under 42 U.S.C. § 1320a-3. All contractual arrangements to which Borrower is a party are in compliance with all Healthcare Laws.

(ii) Except as could not reasonably be expected to result in liability to the Borrower in excess of $5,000,000, Borrower has not been, or to its knowledge has not been alleged to be, and no owner, officer, manager, employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in Borrower has: (1) had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (2) been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b) or is the subject of a proceeding seeking to assess such penalty, or has been “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 9.4), or other applicable laws or regulations; (3) been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; (4) been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or qui tam action brought pursuant to 31 U.S.C. §3729 et seq.; (5) been made a party to any other action by any governmental authority that may prohibit it from selling products to any governmental or other purchaser pursuant to any law; or (6) become subject to any federal, state, local governmental or private payor civil or criminal investigations or inquiries, proceedings, validation review, program integrity review or statement of charges involving and/or related to its compliance with Healthcare Laws.

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5.20 Reliance on Representations; Survival

Borrower makes the representations and warranties contained herein with the knowledge and intention that Lender is relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement and the making of the Advances under the Revolving Facility. No investigation or inquiry made by or on behalf of Lender nor knowledge by Lender which is in any fashion inconsistent with the representations and warranties contained herein, shall in any way (i) affect or lessen the representations and warranties made and entered into by the Borrower hereunder, or (ii) reduce or in any way affect Lender’s rights with respect to a breach of such representations and warranties.

5.21 Compliance with Environmental Requirements; No Hazardous Substances

(a) No investigation, proceeding, directive, notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Borrower’s knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by Borrower of any Environmental Law, (ii) alleged failure by Borrower to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substances, or (iv) release of Hazardous Substances;

(b) No property now owned or leased by Borrower and, to the knowledge of Borrower, no such property previously owned or leased by Borrower, to which Borrower has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to Borrower’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of Borrower, other investigations which may lead to claims against Borrower for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA;

(c) Borrower and its business, operations, assets, Equipment, property, leaseholds and other facilities is in compliance in all material respects with all Environmental Laws, specifically including all Environmental Laws concerning the storage and handling of Hazardous Substances; and

(d) To Borrower’s knowledge, there has been no material emission, spill, release, or discharge into or upon (i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any Hazardous Substances at or from any of the real property listed on Schedule 5.4.

For purposes of this Section 5.21, Borrower shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of Borrower.

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5.22 Material Contracts

The consummation of the transactions contemplated by the Loan Documents will not give rise to a right of termination in favor of the Account Debtor under any Material Contract, except for such Material Contracts the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

VI.	AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, until full performance and satisfaction, and payment in full in cash, of all the Obligations (other than indemnity obligations with respect to which no claim has been made) and termination of this Agreement:

6.1 Financial Statements, Reports and Other Information

(a) Financial Reports. Borrower shall furnish to Lender (i) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, annual consolidated financial statements of HoldCo, including the notes thereto, consisting of a consolidated balance sheet at the end of such completed fiscal year and the related consolidated statements of income, cash flows and owners’ equity for such completed fiscal year, audited and accompanied by a report from HoldCo’s independent certified public accounting firm of recognized standing in the United States (which report and opinion shall be prepared in accordance with GAAP), and (ii) within thirty (30) days after the end of each month, beginning with the month ending June 30, 2023, a consolidated balance sheet of HoldCo and its Subsidiaries as of the end of such month, and the related consolidated balance sheets, statements of income, cash flows and stockholders’ equity for such fiscal month setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with GAAP.

(b) Compliance Certificate. With each quarterly financial delivery pursuant to Section 6.1(a) above, Borrower shall also deliver a compliance certificate of its chief executive officer or chief financial officer in the form set forth in Exhibit B (a “Compliance Certificate”).

(c) Accounts Receivable Aging Schedules. Borrower shall furnish to Lender as soon as available, and in any event within ten (10) Business Days after the end of each calendar month, detailed accounts receivable and accounts payable aging schedules as of the end of such month, in a form satisfactory to Lender.

(d) Forms 941. Within thirty (30) days following the end of each calendar quarter, Borrower shall furnish Lender with a copy of all IRS Forms 941 required to be filed by Borrower with respect to the quarter then ended.

(e) Other Materials. Borrower shall furnish to Lender as soon as available, and in any event within fifteen (15) Business Days after the preparation or issuance thereof or at such other time as set forth below:

(i) Monthly Reports. Within ten (10) Business Days after the end of each calendar month for such month, a sales and collection report (including credits issued) in a

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form satisfactory to Lender, all such reports showing a reconciliation to the amounts reported in the monthly financial statements;

(ii) Monthly Reports. To the extent that, for any calendar month, monthly net sales data for goods or inventory, including the number of units of the Product sold during such calendar month, is presented to the Board of Directors of the Borrower, or a committee thereof, the Borrower shall deliver to the Lender a report setting forth net sales of the goods or inventory for such calendar month and the number of units of goods or inventory sold during such calendar month no later than ten (10) Business Days after such presentation;

(iii) Account Statements. Within ten (10) days after preparation or issuance thereof, Borrower shall have provided, or have caused to be provided to Lender, statements as of the end of the immediately preceding calendar month from the Collection Bank with respect to the Controlled Deposit Accounts;

(iv) Insurance Renewals. Prior to the expiration date of each of the insurance policies required to be maintained pursuant to Section 6.5, proof of the renewal of each such insurance policy together with copies of the declarations page for each such renewed policy; and

(v) Documents Requested by Lender. Such additional information, documents, statements, reports and other materials as Lender may reasonably request from time to time in relation to the Collateral and to the extent available and consistent with Borrower’s customary practice.

(f) Notices. Borrower shall promptly, and in any event within ten (10) Business Days after Borrower or any officer of Borrower obtains knowledge thereof, notify Lender in writing of (i) any pending litigation, suit, investigation, arbitration, formal dispute resolution proceeding or administrative proceeding brought against or initiated by Borrower or otherwise affecting or involving or relating to Borrower or any of its property or assets to the extent (A) the amount in controversy exceeds $250,000, or (B) to the extent any of the foregoing seeks injunctive relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that could reasonably be expected to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by Borrower from any Account Debtor to the effect that such payor has one or more claims against Borrower involving aggregate amounts in excess of $250,000, (v) any matter(s) affecting the value, enforceability or collectability of any of the Collateral, including without limitation, claims or disputes in the amount of $250,000 or more, singly or in the aggregate, in existence at any one time, (vi) any notice given by Borrower to any other lender of Borrower and shall furnish to Lender a copy of such notice, (vii) receipt of any notice or request from any Governmental Authority regarding any liability or claim of liability outside the ordinary course of business, (viii) termination of any executive manager of any facility owned, operated or leased by Borrower, and/or (ix) if any Account becomes evidenced or secured by an Instrument or Chattel Paper.

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(g) Consents. Borrower shall use commercially reasonable efforts to obtain and deliver from time to time all required consents, approvals and agreements from such third parties as Lender shall determine are necessary (as communicated to Borrower by written notice) for the protection of its Collateral and that are reasonably satisfactory to Lender with respect to the Loan Documents and the transactions contemplated thereby or any of the Collateral.

(h) Operating Budget. If requested by Lender, Borrower shall furnish to Lender on or prior January 31 of each fiscal year during the Term, beginning with the fiscal year beginning January 1, 2024, an operating budget for Borrower for such upcoming fiscal year.

(i) Healthcare Notices. Borrower shall notify Lender within five (5) Business Days (but in any event prior to Borrower submitting any requests for Advances) following the occurrence of any facts, events or circumstances known to Borrower, whether threatened, existing or pending, that would make any of the representations and warranties contained in Section 5.19 untrue, incomplete or incorrect, and shall provide to Lender within five (5) Business Days of Lender’s request, such additional information as Lender shall reasonably request regarding such disclosure.

(j) Late Fee. Notwithstanding any other provision of this Agreement, in the event any of the financial statements or other reports or documents due by Borrower under this Section 6.1 are not delivered to Lender within three (3) days of their due date, Borrower shall pay Lender a late fee equal to $250 per day until such statements or reports are delivered to Lender; provided that no such late fee shall be payable if (i) the delay arose out of or was caused, directly or indirectly, by a Force Majeure Event, or (ii) Lender assess the Default Rate.

6.2 Payment of Obligation

Borrower shall make full and timely payment in cash of the principal of and interest on the Loans, Advances and all other Obligations when due and payable. Borrower will maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities.

6.3 Conduct of Business and Maintenance of Existence and Assets

Borrower shall (i) engage principally in the same or similar lines of business substantially as heretofore conducted, (ii) collect its Accounts in the ordinary course of business, (iii) maintain all of its tangible material properties, assets and Equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents and otherwise as determined by Borrower using commercially reasonable business judgment), and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end, (iv) from time to time make all necessary or desirable repairs, renewals and replacements thereof, as determined by Borrower using commercially reasonable business judgment, (v) maintain and keep in full force and effect its existence, and (vi) maintain and keep in full force and effect, in good standing, and free from restrictions, probations, conditions or known conflicts which would materially impair the Borrower’s business, all qualifications to do business in each jurisdiction in

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which the ownership or lease of property or the nature of its business makes such qualification necessary.

6.4 Compliance with Legal, Tax and Other Obligations

Borrower shall (i) substantially comply with all Laws applicable to it or its business, assets or operations, (ii) file its tax returns (including any informational returns) and pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, as and when due and payable, except taxes and liabilities being contested in a Permitted Contest; however, all payroll taxes payable in connection with each payroll shall be paid or funds shall set aside in a reserve in an amount adequate to pay all such payroll taxes contemporaneously with the payment of such payroll, and (iii) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to comply with any of the foregoing provisions of this Section 6.4 could reasonably be expected not to have a Material Adverse Effect.

6.5 Insurance

(a) Borrower shall (i) keep all of its insurable properties and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or owning similar assets or properties and at least the minimum amount required by applicable law; (ii) maintain business interruption insurance, (iii) maintain general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of Borrower; and (iv) maintain insurance under all applicable workers’ compensation laws. All of the insurance policies referenced above shall be placed with insurers having an A.M. Best policyholder rating acceptable to Lender in its Permitted Discretion. Borrower agrees that it shall not alter, amend, modify or cancel its insurance policies without thirty (30) Business Days prior written notice to Lender unless such alteration, amendment, modification or cancellation, shall be in compliance with the requirements set forth above. Any business interruption insurance policy shall name Lender as lender’s loss payable thereunder.

(b) Warning. In the event Borrower fails to provide Lender with evidence of the insurance coverage required by this Agreement, Lender may purchase insurance at Borrower’s expense to protect Lender’s interests in the Collateral. This insurance may, but need not, protect Borrower’s interests. The coverage purchased by Lender may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by this Agreement. If Lender purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance to the fullest extent provided by law, including interest and other charges imposed by Lender in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

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6.6 True Books

Borrower shall (i) keep true, complete and accurate books of record and accounts in accordance with commercially reasonable business practices in which true and correct entries are made of all of its dealings and transactions in all material respects; and (ii) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year-end financial statements; and (iii) maintain their Books and Records separate from the books and records of their members, managers, shareholders, Affiliates and any other Person.

6.7 Inspection; Period Audits

Borrower shall permit the representatives of Lender, from time to time during normal business hours, upon reasonable notice but not more than two times in any twelve-month period, to (i) visit and inspect any of its offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of Borrower’s books of account, records, reports and other papers relating to Collateral, (ii) make copies and extracts therefrom, and (iii) discuss Borrower’s business, operations, prospects, properties, assets, liabilities or condition relating to Collateral and/or Accounts with Borrower’s officers, managers, and independent public accountants (the performance of the foregoing activities is referred to herein as a “site audit”). In addition, Lender may conduct “desk audits” of Borrower at Lender’s offices no more frequently than monthly by (i) reviewing and inspecting such books and records of Borrower as Lender may reasonably require Borrower to transmit to Lender, and (ii) discussing Borrower’s business, operations, prospects, properties, assets, liabilities or condition relating to Collateral and/or Accounts with Borrower’s officers, managers and independent public accountants. Each of Borrower’s officers, managers and accountants are authorized to discuss any matter relating to the foregoing with Lender at any time. At the completion of each site audit, Borrower shall pay Lender an audit fee of $1,200.00 per auditor per day (provided, however, Lender shall utilize the services of only one auditor per day for its site audits) and Borrower shall reimburse Lender for all site audit-related out-of-pocket expenses. At the completion of each desk audit, Borrower shall pay Lender an audit fee of $800.00 and Borrower shall reimburse Lender for all desk audit-related out-of-pocket expenses. Borrower’s payment of the site audit fee and desk audit fee shall be made by Lender increasing the principal balance outstanding hereunder by the amount necessary to satisfy such fees in full, and such increase to the principal balance shall be deemed an Advance to Borrower. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, there shall be no restrictions on the number of auditors that Lender may use or number of times that Lender may perform the activities described in this Section 6.7.

6.8 Further Assurances; Post Closing

At Borrower’s cost and expense, Borrower shall (i) within five (5) Business Days after Lender’s reasonable request, take such further actions, and duly execute and deliver such further agreements, assignments, instructions or documents and do such further acts and things as may be necessary to carry out more effectively the provisions and purposes of this Agreement and the Loan Documents, and (ii) upon the exercise by Lender or any of its Affiliates of any power,

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right, privilege or remedy pursuant to any Loan Documents or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Person, including without limitation a Governmental Authority, execute and deliver, or to the extent able, cause the execution and delivery of, all applications, certificates, instruments and other documents that Lender or its Affiliate may be required to obtain for such consent, approval, registration, qualification or authorization.

6.9 Reserved

6.10 Lien Terminations

If Liens other than Permitted Liens exist, Borrower immediately shall take, execute and deliver all actions, documents and instruments necessary to release and terminate such Liens.

6.11 Use of Proceeds

Borrower shall use the proceeds of Loans solely for (a) transaction fees incurred in connection with the Loan Documents, (b) for working capital needs of Borrower and its Subsidiaries and (c) other uses not prohibited hereunder; provided that no portion of the proceeds of the Loans will be used for family, personal, agricultural or household use.

6.12 Collateral Documents; Security Interest in Collateral

Borrower hereby acknowledges that Lender is authorized to file UCC-1 Financing Statements with respect to the Collateral, and any amendments or continuations relating thereto, without the signature of Borrower in such jurisdictions required to perfect Lender’s Lien in the Collateral. Borrower hereby ratifies, confirms and consents to any such filings made by Lender prior to the date hereof. Borrower hereby agrees to execute any additional documents or financing statements which Lender deems reasonably necessary in its Permitted Discretion in order to evidence Lender’s security interest in the Collateral. Borrower shall not allow any financing statement (other than that filed by or on behalf of Lender and other than Permitted Liens) to be on file in any public office covering any Collateral or the proceeds thereof. Pursuant to Section 2.11, Lender has full power of attorney to execute, deliver, file, register and/or record in the name of Borrower any financing statements, schedules, assignments, instruments, and documents necessary to perfect Lender’s security interest in or lien on any Collateral. If necessary or advisable beyond that power of attorney, and at the reasonable request of Lender upon reasonable notice, Borrower shall (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, instruments and other documents, or cause the execution, filing, registration, recording or deliver of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Lender to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Lender and Lender’s perfected first priority Lien on the Collateral (and Borrower irrevocably grants Lender the right, at Lender’s option, to file any or all of the foregoing) and (ii) defend the Collateral and Lender’s perfected first priority Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Lender, and pay all reasonable costs and expenses (including, without limitation, reasonable in-house documentation and diligence fees and reasonable legal expenses and

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reasonable attorneys’ fees and expenses) in connection with such defense, which may at Lender’s discretion be added to the Obligations and increase the principal amount outstanding hereunder; provided, however, all such costs and expenses incurred prior to the Closing Date and in connection with Closing (inclusive of legal fees and any other costs and expenses for which Lender may seek reimbursement under any other provision of this Agreement or any other Loan Document) shall not exceed $80,000.00 without the Borrower’s prior written consent.

6.13 Taxes and Other Charges

(a) Except as required by applicable law, all payments and reimbursements to Lender made under any Loan Document shall be free and clear of and without deduction or withholding for all taxes, levies, imposts, deductions, assessments, charges or withholdings, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”), excluding (i) Taxes to the extent imposed or measured by on Lender’s net income (however denominated), (ii) franchise Taxes and branch profits taxes and (iii) U.S. federal withholding Taxes and (iv) Taxes attributable to the Lender’s failure to comply with Section 6.13(b) ((i), (ii), (iii) and (iv) collectively “Excluded Taxes”). If Borrower shall be required by any applicable law to deduct or withhold any such Taxes from or in respect of any sum payable under any Loan Document to Lender, then Borrower shall be entitled to make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, the sum payable to Lender shall be increased as may be necessary so that, after making all required deductions or withholdings of Indemnified Taxes, Lender receives an amount equal to the sum it would have received had no such Indemnified Taxes been deducted or withheld.

(b) Lender shall deliver to Borrower, on or about the date on which Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower) properly completed and executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding Tax. Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(c) If Lender receives a refund of any Taxes as to which it has been “grossed-up” pursuant to Section 6.13(a), it shall pay to Borrower an amount equal to such refund, without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Borrower, upon the request of Lender, shall repay to Lender the amount paid over pursuant to this Section 6.13(c) in the event that Lender is required to repay such refund to such Governmental Authority. The agreements and obligations of Borrower and Lender contained in this Section 6.13(c) shall survive the termination of this Agreement.

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(d) Notwithstanding any other provision of any Loan Document, if at any time after the Closing (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive (whether or not having the force of law) from any Governmental Authority (A) subjects Lender to any Taxes with respect to any Loan Document (except for Excluded Taxes and Indemnified Taxes), or (B) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 6.13 it shall promptly notify Borrower of the event by reason of which Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.13 submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. For purposes of this Section, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in any applicable Law”, regardless of the date enacted, adopted or issued.

6.14 Reserved

6.15 Hazardous Substances

(a) If any release or disposal of Hazardous Substances shall occur or shall have occurred and result in a Material Adverse Effect, Borrower will cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall comply with each Environmental Law requiring the performance at any real property by Borrower of activities in response to the release or threatened release of a Hazardous Substances.

(b) Borrower will provide Lender within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Lender that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Substances or Hazardous Substances Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Lender’s reasonable business determination that the failure to remove, treat or dispose of any Hazardous Substances or Hazardous Substances Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

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6.16 Reserved

6.17 Healthcare Operations

(a) Borrower will timely file or cause to be timely filed (after giving effect to any extension duly obtained), all notifications, reports, submissions, Permit renewals and reports of every kind whatsoever required by Healthcare Laws (which reports will be materially accurate and complete in all respects and not misleading in any respect and shall not remain open or unsettled); and

(b) Borrower will maintain in full force and effect, and free from restrictions, probations, conditions or known conflicts which would materially impair the use or operation of the Borrower’s business, all Healthcare Permits necessary under Healthcare Laws to carry on the business of Borrower as it is conducted on the Closing Date.

(c) Borrower will not suffer or permit to occur any of the following:

(i) any transfer of a Healthcare Permit or rights thereunder to any Person (other than Borrower or Lender) or to any location;

(ii) any pledge or hypothecation of any Healthcare Permit as collateral security for any indebtedness other than indebtedness to Lender or Permitted Indebtedness (but only to the extent such pledge or hypothecation would not materially and adversely affect Borrower’s ability to invoice and collect payments from Account Debtors) or in connection with any out-licenses (or sub-licenses) of Intellectual Property to the extent permitted hereunder;

(iii) any rescission, withdrawal, revocation, amendment or modification of or other alteration to the nature, tenor or scope of any Healthcare Permit without Lender’s prior written consent; or

(iv) any fact, event or circumstance for which notice to Lender is required under Sections 5.20 and 6.1(h).

VII.	NEGATIVE COVENANTS

The Borrower covenants and agrees that, until full performance and satisfaction, and payment in full in cash, of all the Obligations (other than indemnity obligations with respect to which no claim has been made) and termination of this Agreement:

7.1 Financial Covenants

Borrower shall not violate the financial and loan covenants set forth on Annex I to this Agreement, which is incorporated herein and made a part hereof.

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7.2 No Indebtedness Other Than Permitted Indebtedness

Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for Permitted Indebtedness.

7.3 No Liens Other Than Permitted Liens

Borrower shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except Permitted Liens.

7.4 Permitted Investments

Except for Permitted Investments, Permitted Indebtedness or transactions expressly permitted under Section 7.6, Borrower shall not, directly or indirectly, make investments in other Persons in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel, moving and similar advances to officers, employees, directors, advisors and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

7.5 Prohibited Payments

So long as Borrower is in Default or an Event of Default exists under this Agreement, Borrower shall not make any cash Distributions or cash payment of Subordinated Debt in violation of the applicable Subordination Agreement. Borrower shall not make any cash Distributions or cash payments on Subordinated Debt, if such payment would cause an Event of Default. For the avoidance of doubt and notwithstanding the immediately preceding sentence, nothing herein shall prohibit: (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement; (ii) repurchases of equity interests deemed to occur upon cashless exercise of stock options or warrants if such equity interests represent a portion of the exercise price of such options or warrants; (iii) Distributions by Borrower to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of equity interests of the Borrower (including dividends, splits, combinations and business combinations); (iv) dividends or other distributions to a direct or indirect owner of the Borrower for the purpose of paying any federal, state, local or foreign income tax liabilities of any consolidated, combined, unitary, or similar tax group of which the Borrower is a member (“Tax Group”) to the extent attributable to the income of the Borrower and the Borrower’s Subsidiaries that is allocated for tax purposes to a direct or indirect owner of the Borrower provided that the amount of such payments in any year does not exceed the amount that the Borrower and the Borrower’s Subsidiaries would be required to pay in respect of federal,

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state, local and foreign income taxes for such year were the Borrower and the Borrower’s Subsidiaries to pay such taxes as a stand-alone Tax Group and provided, further, that any such distributions are actually used to pay such tax liabilities; (v) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt (including Intercompany Indebtedness) made by exchange for, or out of the proceeds of the substantially concurrent sale of, equity interests of the Borrower or any direct or indirect parent of the Borrower; (vi) payments or distributions to satisfy dissenters’ rights pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets permitted by this Agreement and (vii) payments (including any voluntary or mandatory prepayments) on account of Subordinated Debt (including Intercompany Indebtedness) and not in contravention the applicable Subordination Agreement (if any).

7.6 Transactions with Affiliates

Borrower shall not enter into or consummate any transactions of any kind with any of its Affiliates other than: (i) salary, bonus, employee stock option and other compensation to and employment arrangements with directors, officers or employees in the ordinary course of business, provided, that no payment of any bonus shall be permitted if an Event of Default has occurred and is continuing or would be caused by or result from such payment, (ii) payments or transactions permitted pursuant to Section 7.5, (iii) [reserved], (iv) any contract, agreement or understanding as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby as determined in good faith by the Borrower; (v) the existence of, or the performance by the Borrower of its obligations under the terms of, any stockholders, equity holders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any amendment thereto or similar transactions, agreements or arrangements that it may enter into thereafter; (vi) the issuance of equity interests of the Borrower to any Person; (vii) any contribution to the capital of the Borrower; (viii) intercompany transactions undertaken in good faith (as certified by the Borrower in an officers’ certificate) for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing compliance with any covenant set forth in this Agreement; (ix) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business; (x) payments to an Affiliate in respect of the securities or any other Indebtedness of the Borrower that were permitted by this Agreement on the same basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates or on a basis more favorable to such non-Affiliates; (xi) the issuance of securities or equity awards pursuant to stock option, equity incentive, stock ownership, non-employee director compensation or similar employee or director equity plans approved by the Board of Directors of the Borrower or the Board of Directors of any direct or indirect parent of the Borrower in good faith; (xii) transactions in the ordinary course of business between the Borrower and any Person, a director of which is also a director of the Borrower or a director of any direct or indirect parent of the Borrower that does not materially adversely affect the value of the Borrower or materially impair the operation of the business of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent, as the case may be, on any matter involving such other Person; (xiii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are no less favorable to the Borrower as determined in good faith by the Borrower, than those that could

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be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrower; (xiv) payments or transactions (other than those referenced in the aforementioned clauses (i) through (xiii)) permitted under and pursuant to written agreements entered into by and between Borrower and one or more of its Affiliates that (A) both reflect and constitute transactions on overall terms at least as favorable to Borrower as would be the case in an arm’s-length transaction between unrelated parties of equal bargaining power, (B) do not grant a security interest in the Collateral to any Affiliate of Borrower, (C) contain payment obligations, if any, that are subordinate to the Obligations, and (D) do not involve a loan to any Affiliate of any Borrower, (xv) transactions that create Accounts that are payable to Borrower by any Affiliate of Borrower, which do not exceed $250,000 in the aggregate, and (xvi) loans or instruments payable by Borrower to any Affiliate of Borrower, which are classified as short-term debt and do not exceed $250,000 in the aggregate, provided, that notwithstanding the foregoing Borrower shall not enter into, consummate, or perform with respect to any transactions or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its Affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to an agreement for any Indebtedness of any such Affiliate other than Permitted Indebtedness. Borrower shall not comingle its funds or other assets with any funds or assets of any of its Affiliates, or any other Person, in such a manner that it will be costly or difficult to segregate, ascertain or identify such Borrower’s individual assets from those of any of its members, shareholders, or partners (as applicable), its Affiliates, the Affiliates of any of its members, shareholders, or partners (as applicable), or any other Person.

7.7 Organizational Documents; Fiscal Year; Dissolution; Use of Proceeds

Borrower shall not (i) change its name, state of formation, or amend, modify, restate or change its certificate of incorporation or similar charter documents in a manner that would reasonably expected to result in a Material Adverse Effect, (ii) change its fiscal year in a manner that would reasonably expected to result in a Material Adverse Effect, (iii) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking to wind up, liquidate or dissolve or that would result in any of the foregoing, (iv) use any proceeds of any Advance for “purchasing” or “carrying” “margin stock” as defined in Regulations U, T or X of the Board of Governors of the Federal Reserve System, or (v) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business in its own name or its registered trade name, in order not (a) to mislead others as to the identity with which such other party is transacting business, or (b) suggest that it is responsible for the debts of any third party (including any of its members, managers, partners and shareholders or Affiliates, or any general partner, principal or Affiliate thereof).

7.8 Asset Sales

Borrower shall not, without the prior written approval of Lender, directly or indirectly sell, convey, transfer, assign, license, lease (that has the effect of a disposition) or otherwise dispose of (including, without limitation, any merger or consolidation or upon any condemnation, eminent domain or similar proceedings) to any Person, in one transaction or a series of related transactions, any Collateral; provided that, for the avoidance of doubt, nothing herein shall restrict or prohibit Borrower from out-licenses (or sub-licenses) of Intellectual Property.

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7.9 Reserved

7.10 Restrictive Agreements

Borrower will not, and will not permit any Subsidiary to, directly or indirectly (a) enter into or assume any agreement (other than the Loan Documents and any agreements otherwise permitted under this Article VII) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or (b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Loan Documents or the HoldCo Senior Indebtedness) on the ability of any Subsidiary to: (i) pay or make Distributions to Borrower or any Subsidiary; (ii) pay any Indebtedness owed to Borrower or any Subsidiary; (iii) make loans or advances to Borrower or any Subsidiary; or (iv) transfer any of its property or assets to Borrower or any Subsidiary; provided, that, any agreements for purchase money debt shall not prohibit (x) the creation or assumption of any Lien upon Collateral or (y) the repayment of the Obligations.

7.11 Modifications of Material Contracts

Other than with respect to Permitted Modifications, Borrower will not, and will not permit any Subsidiary to, directly or indirectly, amend, terminate or otherwise modify any Material Contract without Lender’s prior written consent (which Lender may give or withhold in Lender’s Permitted Discretion).

7.12 Truth of Statements

Borrower shall not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

7.13 Cash Advance Loans

Borrower shall not, directly or indirectly, create, assume or permit, or suffer to exist or to be created, any Cash Advance Loan.

VIII.	EVENTS OF DEFAULT

8.1 Events of Default

The occurrence of any one or more of the following shall constitute an “Event of Default:”

(a) Borrower shall fail to pay (i) principal when due or (ii) any other amount on the Obligations or provided for in any Loan Document for a period of three (3) Business Days after it is due (whether on any payment date, at maturity, by reason or acceleration, by notice of intention to prepay, by required prepayment or otherwise);

(b) Any representation, statement or warranty made or deemed made by Borrower in any Loan Document, (i) shall not be true and correct in all material respects, or (ii) shall have been

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false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect);

(c) Borrower shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in any Loan Document and such violation, breach, default or failure shall not be cured within the applicable period set forth in the applicable Loan Documents; provided that, with respect to the affirmative covenants set forth in Article VI (other than Sections 6.2, 6.3 (i) and (ii) and 6.11, for which there shall be no cure period), there shall be a thirty (30) day cure period commencing from the earlier of (i) receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any officer thereof knew or became aware, or should have known or been aware, of such failure, violation, breach or default;

(d) (i) Any of the Loan Documents ceases to be in full force and effect, or (ii) any Lien created thereunder ceases to constitute a valid perfected first priority Lien on the Collateral in accordance with the terms thereof, or Lender ceases to have a valid perfected first priority security interest in any material portion of the Collateral;

(e) One or more judgments or decrees is rendered against Borrower in an amount in excess of $1,000,000 individually or $5,000,000 in the aggregate at one time outstanding, which is/are not satisfied, stayed, bonded, vacated or discharged of record within sixty (60) days of being rendered;

(f) Borrower fails to pay any Indebtedness within any applicable grace period after such payment is due and payable (including at final maturity) or the acceleration of any such Indebtedness by the holders thereof occurs because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $1,000,000 or its non-U.S. currency equivalent;

(g) Borrower shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute, (iii) make a general assignment for the benefits of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

(h) A court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or the whole or any substantial part of any such Person’s properties;

(i) A court of competent jurisdiction shall approve a petition filed against Borrower seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (x) has the effect of Lender not receiving collections with respect to Borrower’s Accounts as and when contemplated by Section 2.5, (y) has the effect of delaying the billing or collection of Borrower’s accounts beyond Borrower’s normal or historical billing and collection periods, or (z) is not dismissed within sixty (60) days;

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(j) A court of competent jurisdiction shall assume custody or control of Borrower or of the whole or any substantial part of any such Person’s properties, which (x) has the effect of Lender not receiving collections with respect to Borrower’s Accounts as and when contemplated by Section 2.5, (y) has the effect of delaying the billing or collection of Borrower’s accounts beyond Borrower’s normal or historical billing and collection periods, or (z) is not irrevocably relinquished within sixty (60) days;

(k) There is commenced against Borrower any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, (A) which (x) has the effect of Lender not receiving collections with respect to Borrower’s Accounts as and when contemplated by Section 2.5, (y) has the effect of delaying the billing or collection of Borrower’s accounts beyond Borrower’s normal or historical billing and collection periods, or (z) is not unconditionally dismissed within sixty (60) days after the date of commencement, or (B) with respect to which Borrower takes any action to indicate its approval or consent;

(l) (i) Any Change of Control occurs or any agreement or commitment to cause or that may result in any such Change of Control is entered into or (ii) Borrower ceases any material portion of its business operations as currently conducted;

(m) Borrower or any of its directors or senior officers is criminally indicted or convicted under any law that could lead to a forfeiture of any material portion of their respective assets;

(n) The issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment for in any one instance or in the aggregate an amount of $2,000,000 or more against Borrower or any of its property or assets; or

(o) The HoldCo failing to issue at least $75,000,000 of debt or equity issuances by September 30, 2023.

8.2 Acceleration and Suspension or Termination of Commitments

Upon the occurrence of an Event of Default, notwithstanding any other provision of any Loan Documents, Lender may by notice to Borrower (i) terminate the obligations of the Lender under this Agreement, and/or (ii) by notice to Borrower declare all or any portion of the Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8.1(g) or (h), in which event all of the foregoing shall automatically and without further act by Lender be due and payable).

IX.	RIGHTS AND REMEDIES AFTER DEFAULT

9.1 Rights and Remedies

(a) In addition to the acceleration provisions set forth in Article VIII above, upon the occurrence and continuation of an Event of Default, Lender shall have the right to exercise any and all rights, options and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of Borrower received or held by Lender to reduce the Obligations in such manner as Lender may

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deem advisable, (ii) foreclose the Liens created under the Loan Documents, (iii) realize upon, take possession of and/or sell any Collateral pledged with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as Borrower might exercise, (v) collect and send notices regarding the Collateral with or without judicial process, (vi) at Borrower’s expense, require that all or any part of the Collateral be assembled and made available to Lender at any reasonable place designated by Lender, (vii) reduce or otherwise change the Facility Cap, (viii) engage, on behalf of Borrower, a third party to service and collect Accounts constituting Collateral, and/or (ix) relinquish or abandon any Collateral or any Lien thereon. Notwithstanding any provision of any Loan Document, Lender, in its Permitted Discretion, shall have the right, at any time that Borrower fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any Obligations; (iii) discharge taxes or liens on any of the Collateral that are in violation of any Loan Document unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of the Collateral. Such expenses and advances shall be added to the Obligations and increase the principal amount outstanding hereunder, until reimbursed to Lender and shall be secured by the Collateral, and such payments by Lender shall not be construed as a waiver by Lender of any Event of Default or any other rights or remedies of Lender.

(b) Borrower agrees that notice received by it at least ten (10) days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral or securities pledged, Lender may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by Borrower which right is hereby waived and released. Borrower covenants and agrees not to, and not to permit or cause any of its Subsidiaries to, interfere with or impose any obstacle to Lender’s exercise of its rights and remedies with respect to the Collateral. Lender, in dealing with or disposing of the Collateral or any part thereof, shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

9.2 Application of Proceeds

In addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder shall be applied in the following order of priority: (i) first, to the payment of all reasonable out-of-pocket costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting Borrower’s business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Lender may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or part thereof, and all other payments that Lender may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, in-house documentation and

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diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys’ fees and all expenses, expert witness fees, liabilities and advances made or incurred in connection therewith, whether litigation is commenced or not); (ii) second, to the payment of all Obligations as provided herein, (iii) third, to the satisfaction of Indebtedness secured by any subordinate security interest of record in the Collateral if written notification of demand therefor is received before distribution of the proceeds is completed, provided, that, if requested by Lender, the holder of a subordinate security interest shall furnish reasonable proof of its interest, and unless it does so, Lender need not address its claims; and (iv) fourth, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that Borrower shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this Section.

9.3 Rights of Lender to Appoint Receiver

Without limiting and in addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Lender to enforce its rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of Borrower to the extent necessary to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. Borrower hereby consents to the appointment of a receiver selected by Lender upon the occurrence and during the continuance of an Event of Default and agrees not to oppose the appointment of such receiver or the rights and powers granted, or proposed by Lender to be granted, to such receiver so long as such rights and powers are consistent with applicable law. Borrower waives any right to require a bond to be posted by or on behalf of any such receiver.

9.4 Application of Payments Following Default

Following the occurrence and continuance of an Event of Default, Lender may, notwithstanding Section 9.2, apply any and all payments received by Lender in respect of the Obligations, and any and all proceeds of Collateral received by Lender, in such order as Lender may from time to time elect.

9.5 Power of Attorney Following Default

Until full payment in cash of all Obligations (other than inchoate reimbursement obligations for which no claim has been made), Borrower hereby irrevocably designates, makes, constitutes, and appoints Lender as Borrower’s true and lawful attorney and agent in fact to act in the name of Borrower to effectuate any term in this Agreement after the occurrence and during the continuation of any Event of Default. Without limiting the generality of the foregoing, Borrower’s power of attorney to Lender provided above authorizes Lender after the continuation of an Event of Default to:

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(a) demand payment of the Accounts, enforce payment thereof by legal proceedings or otherwise, settle, adjust, compromise, extend, or renew any or all of the Accounts or any legal proceedings brought to collect the Accounts, discharge and release the Accounts or any of them, and exercise all of Borrower’s rights and remedies with respect to the collection of Accounts in accordance with the Related Property and applicable law;

(b) prepare, file, and sign the name of Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor or any notice of Lien, assignment, or satisfaction of Lien or similar document in connection with any of the Collateral;

(c) use the stationery of Borrower, open Borrower’s mail, notify the post office authorities to change the address for delivery of Borrower’s mail to an address designated by Lender, and sign the name of Borrower to verifications of the Accounts and on any notice to the Account Debtors; and

(d) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, inventory, or other Collateral.

In addition to the foregoing, if Borrower breaches its obligation under Section 2.5 to ensure that all collections and cash proceeds from Accounts are deposited into the Concentration Account, Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower pursuant to this Section, and as such, Lender may by the signature or other act of any of Lender’s officers or authorized signatories (without requiring any of them to do so), direct any Account Debtor to pay such collections and cash proceeds from Accounts other Collateral to the Concentration Account.

The appointment of Lender as attorney-in-fact for Borrower is coupled with an interest and is irrevocable until full payment in cash of all Obligations (other than inchoate reimbursement obligations for which no claim has been made).

9.6 Rights and Remedies not Exclusive

Lender shall have the right in accordance with the terms hereof, in its Permitted Discretion to determine which rights, Liens and/or remedies Lender may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Lender’s rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Lender described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Lender otherwise may have under the Loan Documents. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

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X.	WAIVERS AND JUDICIAL PROCEEDINGS

10.1 Waivers

Except as expressly provided for herein, Borrower hereby waives setoff, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. Borrower hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Lender to obtain an order of court recognizing the assignment of, or Lien of Lender in and to, any Collateral. With respect to any action hereunder, Lender conclusively may rely upon, and shall incur no liability to Borrower in acting upon, any request or other communication that Lender reasonably believes to have been given or made by a person authorized on Borrower’s behalf, whether or not such person is listed on the incumbency certificate delivered pursuant to Section 4.1. In each such case, Borrower hereby waives the right to dispute Lender’s action based upon such request or other communication, absent manifest error.

10.2 Delay; No Waiver of Defaults

No course of action or dealing, renewal, release or extension of any provisions of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Lender’s part in enforcing any such provision shall affect the liability of Borrower or operate as a waiver of such provision or affect the liability of Borrower or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances, Lender does not waive any breach of any representation or warranty of under any Loan Document, and all of Lender’s claims and rights resulting from any such breach or misrepresentation are specifically reserved.

10.3 Jury Waiver

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

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XI.	EFFECTIVE DATE AND TERMINATION

11.1 Effectiveness and Termination

(a) Termination by Lender. Subject to Lender’s right to terminate and cease making Advances upon the occurrence and during the continuance of an Event of Default, this Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations (other than indemnity obligations with respect to which no claim has been made), unless terminated sooner as provided in this Section 11.1.

(b) Termination by Borrower. Borrower may terminate this Agreement at any time upon not less than thirty (30) days’ prior written notice to Lender and upon full performance and indefeasible payment in full in cash of all Obligations (other than indemnity obligations with respect to which no claim has been made) on or prior to such 30th day after receipt by Lender of such written notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

(c) Effectiveness of Termination. All of the Obligations (other than indemnity obligations with respect to which no claim has been made) shall be immediately due and payable upon the Termination Date. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been irrevocably discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under Section 3.4 resulting from such termination, at which time Lender hereby automatically releases all Liens on Collateral.

11.2 Survival

All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Borrower in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making of the Advances and any termination of this Agreement until all Obligations (other than indemnity obligations with respect to which no claim has been made) are fully performed and indefeasibly paid in full in cash. Notwithstanding the foregoing sentence of this Section 11.2, the obligations and provisions of Sections 3.7, 10.1, 10.4, 13.1, 13.3, 13.4, 13.7 and 13.12 shall survive termination of the Loan Documents and any payment, in full or in part, of the then-outstanding Obligations.

XII.	ASSIGNMENTS AND PARTICIPATIONS

12.1 Assignments

Lender may at any time assign the Lender’s rights and obligations hereunder and under all other Loan Documents to one or more Eligible Assignees. Upon receipt of notice of such assignment, Borrower shall treat the assignee as the Lender for all purposes hereunder and under the other Loan Documents. Each Eligible Assignee shall have all of the rights and benefits with respect to the Obligations, Collateral and/or Loan Documents held by it as fully as if the original holder thereof; provided that, Borrower shall not be obligated to pay under this Agreement to any

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Eligible Assignee any sum in excess of the sum which Borrower would have been obligated to pay to Lender had such assignment not been effected. Notwithstanding any other provision of a Loan Document, Lender may disclose to any Eligible Assignee all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document. Borrower may not offset any amounts owing to Borrower by an Eligible Assignee from any amounts owed by Borrower to such Eligible Assignee pursuant to this Agreement.

12.2 Participations

Lender may at any time, without the consent of, or notice to, Borrower, sell to one or more Persons participating interests in its Loan, commitments or other interests hereunder (any such Person, a “Participant”). Notwithstanding any other provision of a Loan Document, Lender may disclose to any Participant all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document. Subject to Section 12.3, in the event of a sale by Lender of a participating interest to a Participant, (i) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder, and (ii) all amounts payable by Borrower shall be determined as if Lender had not sold such participation and shall be paid directly to Lender. Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

12.3 Definitions

For purposes of this Article XII, the following terms shall have the following meanings:

“Approved Fund” means any (a) investment company, finance company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business or (b) any Person (other than a natural person) which temporarily warehouses loans for Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) Lender, (ii) an Affiliate of Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages Lender.

“Competitor” means (a) any Person that is a bona fide direct competitor of the Borrower or any of its Subsidiaries in the same industry or a substantially similar industry which

Credit and Security Agreement, Page 59

offers a substantially similar product or service as the Borrower or any of its Subsidiaries and (b) any Person whose primary business is owning a Competitor.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, or (c) an Approved Fund; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include any Competitor, distressed debt investor, “vulture fund” or similar Person.

XIII.	MISCELLANEOUS

13.1 Governing Law; Jurisdiction; Service of Process; Venue

The Loan Documents shall be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to its choice of law provisions; provided, however, if any provision(s) of any Loan Document would violate or have the effect of violating the laws of the State of New York but not the laws of the State of Delaware then, with respect to such provision(s), the laws of the State of Delaware shall apply. Any judicial proceeding against either party hereto may be brought in any federal or state court of competent jurisdiction located in the State of New York. By execution and delivery of each Loan Document to which it is a party, each of the Borrower and Lender (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 13.5 and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue or convenience. Nothing shall affect the right of Lender to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of New York. All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

13.2 Binding Effect of Loan Documents

The Loan Documents shall inure to the benefit of Lender, its assignees, and all future holders of the Obligations and/or any of the Collateral, and each of their respective successors and assigns. Each Loan Document shall be binding upon the Persons other than Lender that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Lender. No rights are intended to be created under any Loan Document for the benefit of any Person who is not a party to such Loan Document. Nothing contained in any Loan Document shall be construed as a delegation to Lender of any other Person’s duty of performance. BORROWER ACKNOWLEDGES AND AGREES THAT LENDER AT ANY TIME AND FROM TIME TO TIME MAY, SUBJECT TO ARTICLE XII, SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY LOAN DOCUMENT, THE OBLIGATIONS AND/OR THE COLLATERAL TO ELIGIBLE ASSIGNEES.

Credit and Security Agreement, Page 60

13.3 Revival of Obligations

To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment (whether or not previously terminated) shall be revived and shall continue as if such payment had not been received by Lender. Any payments received with respect to such revived Obligations shall be credited and applied in such manner and order, as Lender shall decide in its Permitted Discretion.

13.4 Indemnity

Borrower shall indemnify Lender, its Affiliates and its and their respective managers, members, officers, employees, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) from and against any and all liability, obligations, losses, damages, penalties, actions, judgments, suits, reasonable and documented out-of-pocket costs, expenses and disbursements of any kind of nature whatsoever (including, without limitation, reasonable and documented out of pocket attorneys’ fees and disbursements of counsel, expert witness fees, and reasonable in-house documentation and diligence fees and reasonable legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person as a direct result of any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing (i) arises out of the gross negligence or willful misconduct of any Indemnified Person or (ii) arises out of a dispute between or among any Indemnified Persons provided, however, all such costs and expenses incurred prior to the Closing Date and in connection with Closing (inclusive of legal fees and any other costs and expenses for which Lender may seek reimbursement under any other provision of this Agreement or any other Loan Document) shall not exceed $80,000.00 without the Borrower’s prior written consent. Lender agrees to give Borrower reasonable notice of any event of which Lender becomes aware for which indemnification may be required under this Section 13.4, and Lender may elect (but is not obligated) to direct the defense thereof, provided that the selection of counsel shall be subject to Borrower’s consent which consent shall not be unreasonably withheld or delayed. Any Indemnified Person may in its reasonable discretion, take such actions, as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an “Insured Event”), Lender agrees not to exercise its right to select counsel to defend the event if that would cause Borrower’s insurer to deny coverage; provided, however, that Lender reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that Borrower has paid to Lender pursuant to the indemnity set forth in this Section 13.4, then Lender shall promptly pay to Borrower the amount of such recovery.

Credit and Security Agreement, Page 61

13.5 Notice

Any notice or request under any Loan Document shall be given to any party to this Agreement at such party’s address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 13.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon: (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile, pdf or other electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable. Any notice or request under any Loan Document or otherwise pursuant to any applicable law which is given to one Borrower will be deemed to be notice (or, if applicable, a request) to each Borrower.

13.6 Severability; Captions; Counterparts; Facsimile Signatures

If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile, pdf or other transmission, and such signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own electronic signature and that it accepts the electronic signature of each other party.

13.7 Expenses

Borrower shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Lender and/or its Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording reasonable professional and filing fees and expenses and all other actual out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and audit expenses), and reasonable and documented out of pocket attorneys’ fees and expenses, incurred (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instruments (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Lender’s Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender’s transactions with Borrower, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, (vii) in connection with any modification, restatement, supplement,

Credit and Security Agreement, Page 62

amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument and/or (viii) in connection with all actions, visits, audits and inspections undertaken by Lender or its Affiliates pursuant to the Loan Documents, subject to the provisions of Section 6.7 provided, however, all such costs and expenses incurred prior to the Closing Date and in connection with Closing (inclusive of legal fees and any other costs and expenses for which Lender may seek reimbursement under any other provision of this Agreement or any other Loan Document) shall not exceed $80,000.00 without the Borrower’s prior written consent. All of the foregoing shall be charged to Borrower’s account and shall be part of the Obligations. Without limiting the foregoing, Borrower shall pay all stamp, court or documentary, intangible, recording, filing or similar Taxes (other than any personal property tax), if any, that arise in connection with the transactions contemplated by this Agreement and the Loan Documents and the filing and/or recording of any documents and/or financing statements in connection with this Agreement and the Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

13.8 Entire Agreement

This Agreement and the other Loan Documents to which Borrower is a party constitute the entire agreement between Borrower and Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereafter made shall have no force and effect unless in writing signed by Borrower and Lender, provided, however, additional covenants, representations, warranties and guarantees will be enforceable if executed by the party against whom enforcement is sought. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Lender and Borrower. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof. Any schedule may be amended from time to time by the Borrower with the consent of the Lender, which consent shall not be unreasonably withheld.

13.9 Lender Approvals

Any approval, consent, waiver or satisfaction of Lender with respect to any matter that is subject of any Loan Document (i) shall not be effective unless it is in writing (which shall include electronic transmission) and (ii) unless expressly provided herein to the contrary, may be granted or withheld by Lender in its Permitted Discretion.

13.10 Confidentiality and Publicity

Lender agrees to maintain the confidentiality of the Information (as defined below), and not disclose Information to any Person, except that Information may be disclosed on a need to know basis (a) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and, to the extent such Person does not agree in writing to the terms of this Section 13.10, the Lender shall be liable for any breach of this Section by any of its Affiliates),

Credit and Security Agreement, Page 63

(b) to the extent required or requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority having jurisdiction over such Person (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and, to the extent practicable and permitted by applicable laws, the Lender shall provide advance notice to the Borrower of any disclosure under this clause (c)), (d) in connection with the exercise of any remedies under this Agreement, or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights and obligations under this Agreement, (f) with the consent of the Borrower, (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Borrower (which source is not known by the Lender or any of its Affiliates to have provided such information in breach of any confidentiality restriction) or (h) to governmental regulatory authorities in connection with any regulatory examination of the Lender’s regulatory compliance policy if the Lender deems necessary for the mitigation of claims by those authorities against the Lender or any of its subsidiaries or affiliates. For purposes of this Section, “Information” means all information received from Borrower or any Subsidiary thereof relating to Borrower or any Subsidiary thereof or any of their respective affiliates or businesses.

Nothing herein shall prohibit any disclosure by Borrower of the terms hereof, the existence of the Loans or any other information arising out of the transactions contemplated hereunder; provided, however, Borrower shall not distribute any Loan Document to any lender or bank with the intention of soliciting or negotiating a working capital loan with such lender or bank.

13.11 USA PATRIOT Act

Borrower shall not, directly or through affiliates, conspire to violate the USA PATRIOT Act of 2001, 31 U.S.C. §5318. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the USA PATRIOT Act.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

Credit and Security Agreement, Page 64

IN WITNESS WHEREOF, each of the parties has duly executed this Credit and Security Agreement as of the date first written above.

BORROWER:

SCILEX PHARMACEUTICALS INC.,

a Delaware corporation

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer

Address for Notice:

Scilex Pharmaceuticals, Inc.

960 San Antonio Road

Suite 100

Palo Alto, CA 94303

Attention: Stephen Ma

Telephone: [***]

Email: [***]

With copy to (which shall not constitute notice):

Address for Notice:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Elizabeth Razzano

Telephone: (650) 320-1895

Email: elizabethrazzano@paulhastings.com

[Signature Page Continues]

Credit and Security Agreement, Signature Page

LENDER:

eCAPITAL HEALTHCARE CORP.,

a Delaware corporation

By:	/s/ Timothy Peters
Name:	Timothy Peters
Title:	Authorized Signatory

Address for Notice:

eCapital Healthcare Corp.

20807 Biscayne Blvd, Suite 203

Aventura, FL 33180

Attention: Legal Department

Telephone: (203) 266-3210

Email: EHCLegal@ecapital.com

With copy to (which shall not constitute notice):

Kincaid, Frame & Associates Co., LPA

6151 Wilson Mills Road, Suite 310

Highland Heights, OH 44143

Attention: Timothy J. Kincaid

Telephone: (440) 352-1000

Fax: (440) 352-2435

Email: Tkincaid@kincaidframe.com

Credit and Security Agreement, Signature Page

ANNEXES

Annex I	—	Financial and Loan Covenants

EXHIBITS

Exhibit A	—	Borrowing Certificate

Exhibit B	—	Compliance Certificate

SCHEDULES

Schedule 2.4	—	Borrower’s Account for Funding Wires

Schedule 2.5	—	Borrower’s Deposit Accounts

Schedule 5.3	—	Capitalization

Schedule 5.4	—	Real Property Owned or Leased

Schedule 5.6	—	Litigation

Schedule 5.16	—	Insurance

Schedule 5.17A	—	Corporate Names

Schedule 5.17B	—	Business and Collateral Locations

Schedule 7.3	—	Liens

ANNEX I

FINANCIAL AND LOAN COVENANTS

1) Minimum Liquidity

At no time shall the sum of (a) the aggregate amount of cash on hand in the Borrower’s Controlled Deposit Accounts, plus (b) Availability, be less than $1,000,000.00.

[Remainder of Page Intentionally Left Blank]

EXHIBIT A

BORROWING CERTIFICATE

Dated as of ________________, 20___

The undersigned hereby certifies to eCapital Healthcare Corp. (“Lender”) that:

1.

I am certifying the following facts and making and delivering this Borrowing Base Certificate pursuant to that certain Credit and Security Agreement, dated as of June 27, 2023 (as the same may be, amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) between SCILEX PHARMACEUTICALS INC. (“Borrower”) and Lender. Capitalized terms used in this certificate have the same meaning as set forth in the Credit Agreement.

2.

All information contained in this Borrowing Base Certificate is true, correct, and complete as of the date hereof. All representations and warranties made by Borrower in the Credit Agreement are true and correct on and as of the date hereof as if such representations and warranties had been made as of the date hereof.

3.	No Default or Event of Default has occurred and is continuing or will exist after giving effect to the Advance requested hereby.

4.

Borrower has performed and complied with all agreements and conditions required under Article IV of the Credit Agreement to be performed or complied with by it on or prior to the funding of the Advance requested hereby.

5.	After Lender makes the Advance requested hereby, the aggregate amount of the Loan will not exceed the Revolving Loan Limit.

Signature: _____________________

Name/Title: ____________________

Borrower’s Name:

Exhibit A (Borrowing Certificate), Page 1

EXHIBIT B

COMPLIANCE CERTIFICATE

Dated as of ________________, 20___

This Compliance Certificate is delivered by SCILEX PHARMACEUTICALS INC. (the “Borrower”), in accordance with the Credit and Security Agreement dated as of June 27, 2023, between Borrower and eCapital Healthcare Corp. (“Lender”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms not defined herein have the meanings given them in the Credit Agreement and other Loan Documents.

The undersigned hereby certifies that:

(a)

The financial statements delivered with this certificate in accordance with Section 6.1 of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrower as of the dates and the accounting periods covered by such financial statements (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments and lack of footnote disclosures);

(b)

I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of Borrower during the accounting period covered by such financial statements;

(c)

Such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 attached hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is undertaking and proposes to take with respect thereto;

(e)	Except as noted on Schedule 2 attached hereto, the undersigned has no knowledge of any federal or state tax liens having been filed against Borrower or any Collateral;

(f)

Except as described in the Credit Agreement or on Schedule 3 attached hereto, the undersigned has no knowledge of any failure of Borrower to make required payments of withholding or other tax obligations during the accounting period to which the attached statements pertain or any subsequent period.

(g)	Except as described in the Credit Agreement or on Schedule 4 attached hereto, the undersigned has no knowledge of any current, pending or threatened:

(i) litigation against Borrower that would be required to be disclosed on Schedule 5.6 to the Credit Agreement pursuant to Section 5.6 of the Credit Agreement; or

(ii) default by Borrower under a Material Contract, including, without limitation, any leases, which default, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect.

Exhibit B (Compliance Certificate), Page 1

Certified to as of _____________, 20___ by:

By:
Print:
Title:

Exhibit B (Compliance Certificate), Page 2

Schedules to Compliance Certificate

Schedule 1 – Non-Compliance with Covenants

Schedule 2 – Federal or State Tax Liens

Schedule 3 – Unpaid Tax or Withholding Obligations

Schedule 4 –Pending Litigation; Defaults under Material Contracts

Worksheet(s) for Financial Covenant Calculation

Exhibit B (Compliance Certificate), Page 3

Minimum Liquidity Worksheet (Attachment to Compliance Certificate)

1. The aggregate amount of cash on hand in the Borrower’s Controlled Deposit Accounts:	$___________

2. Availability:	$___________

3. Line 1 plus Line 2:	$___________

4. Minimum Liquidity:	$1,000,000.00

5. In compliance (i.e., is Line 3 greater than or equal to $1,000,000.00):	YES — NO

Exhibit B (Compliance Certificate), Page 4

Exhibit 10.2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT dated as of June 27, 2023 (this “Agreement”) delivered to eCAPITAL HEALTHCARE CORP., a Delaware corporation (together with its successors or assigns, “Lender”) by SCILEX HOLDING COMPANY, a Delaware corporation (“Guarantor”).

RECITALS

WHEREAS, SCILEX PHARMACEUTICALS INC., a Delaware corporation (“Borrower”) and Lender have entered into that certain Credit and Security Agreement, dated as of the date hereof (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), under which Lender has made or may in the future make loans or extensions of credit to or for the benefit of Borrower, secured by Borrower’s personal property, including, without limitation, Borrower’s accounts receivable;

WHEREAS, Guarantor is Borrower’s Affiliate (as defined in the Credit Agreement); and

WHEREAS, it is a condition precedent to Lender’s agreement to enter into the Credit Agreement, and to make advances to Borrower thereunder, that Guarantor executes and delivers this Agreement in favor of Lender.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and stipulated to by the Guarantor, the Guarantor covenants and agrees as follows.

1. Definitions. Capitalized terms shall have the meanings set forth herein, or if not defined herein, in the Credit Agreement.

2. Guaranty.

(a) The Guarantor hereby absolutely and unconditionally, guarantees the prompt, complete and full payment of all of the Borrower’s Obligations under the Credit Agreement, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, whether at the stated maturity thereof, by acceleration or otherwise, and the punctual performance and observance by the Borrower of all of the terms, covenants, conditions and agreements contained in the Credit Agreement, and agrees to pay to the Lender upon demand all losses, damages and documented out-of-pocket expenses of the Lender (including reasonable and documented out-of-pocket attorneys’ fees) resulting from or incurred in connection with (A) any breach by the Borrower of such obligations, covenants and agreements or (B) any action to enforce this Agreement (all such amounts so guaranteed and such terms, covenants, conditions and agreements so guaranteed are referred to herein as the “Guaranteed Obligations”). The Guarantor represents, warrants, acknowledges and agrees that (a) the Guarantor will benefit from the execution, delivery and performance by the Lender of the Credit Agreement and the other Loan Documents and the advancement of funds to the Borrower pursuant thereto, (b) the loan by the Lender constitutes valuable consideration to the Guarantor,

(c) this Agreement is intended to be an inducement to the Lender to execute, deliver and perform the Credit Agreement and the other Loan Documents and to extend credit to the Borrower, whether the Obligations were created or acquired before or after the date of this Agreement, and (d) the Lender is relying upon this Agreement in making the Loan and advancing funds to the Borrower. Notwithstanding any provisions of this Agreement to the contrary, it is intended that this Agreement not constitute a Fraudulent Conveyance (as defined below). Consequently, the Guarantor agrees that if this Agreement would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement shall be valid and enforceable only to the maximum extent that would not cause this Agreement to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law, order, ruling, decision or similar law, order, ruling or decision binding upon the undersigned of any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator, as in effect from time to time.

(b) This is a continuing guarantee relating to the Guaranteed Obligations, including any renewal, modification or extension of the Guaranteed Obligations whether or not any portion of the Guaranteed Obligations has been satisfied. This Agreement is not revocable. Notwithstanding the full payment and performance of the Guaranteed Obligations, this Agreement shall remain in effect or be reinstated with respect to the Guaranteed Obligations if, in connection with bankruptcy, insolvency or similar proceedings filed by or against the Borrower, a court enters an order or judgment compelling or requiring the Lender to return any or all payments made with respect to the Guaranteed Obligations.

(c) The obligations hereunder are independent of the Obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against the Borrower or whether the Borrower is joined in any such action or actions; and the Guarantor waives the benefit of any applicable statute of limitations affecting its liability hereunder or the enforcement thereof to the extent permitted by law. Any partial payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the applicable statute of limitations as to the Guarantor.

(d) The Guarantor authorizes the Lender, without notice or demand and without affecting the liability of the Guarantor hereunder or under any other document related to the Guaranteed Obligations to which the Guarantor is a party, from time to time to (a) renew, compromise, extend, amend, waive, restructure, refinance, release, accelerate or otherwise modify, amend or change the time for payment of, or otherwise modify, amend or change the terms of the Guaranteed Obligations or any part thereof, including, without limitation, increasing or decreasing the Facility Cap (as that term is defined in the Credit Agreement) or the rate of interest as stated in the Credit Agreement or otherwise; (b) accept new or additional documents, instruments or agreements relative to the Guaranteed Obligations; (c) consent to the change, restructure or termination of the corporate structure of the Borrower and correspondingly restructure the Guaranteed Obligations; (d) take and hold security or additional guarantees for the payment of this Agreement or the Guaranteed Obligations, and amend, alter, exchange, substitute, transfer,

Guaranty Agreement, Page 2

enforce, waive, subordinate, terminate or release any such security; (e) apply such security and direct the order or manner of sale thereof as the Lender in its discretion may determine; (f) release or substitute any one or more of the endorsers or guarantors; (g) reduce or increase the outstanding amount owed by the Borrower under the Loan Documents; (h) release any of the Collateral; (i) accept partial payment or performance on the Obligations; (j) settle, compromise, release, substitute, impair, enforce or exercise, or fail or refuse to enforce or exercise, any claims, rights, or remedies, of any kind or nature, which the Lender may at any time have against the Borrower or any other guarantor of the Obligations or any other Person, or with respect to any security interest of any kind held by the Lender at any time, whether under any Loan Document or otherwise; and (k) take or fail to take any other action whatsoever with respect to the Obligations.

(e) The Guarantor waives any right to require the Lender to (a) proceed against the Borrower or any other person; (b) proceed against or exhaust any security held from the Borrower; or (c) pursue any other remedy in the Lender’s power whatsoever. The Lender may, at its election, exercise any right or remedy it may have against the Borrower or any security held by the Lender, including, without limitation, the right to collect the Borrower’s receivables or foreclose upon any security by judicial or non-judicial sale, whether or not every aspect of any such sale is commercially reasonable, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid and performed, and the Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any such security, whether resulting from such election by the Lender, or otherwise. The Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower. Until the Guaranteed Obligations shall have been paid and performed in full (other than indemnity obligations with respect to which no claim has been made), the Guarantor shall have no right of subrogation, and the Guarantor waives any right to enforce any remedy which the Guarantor now has or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Lender. The Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional obligations.

(f) The Guarantor hereby expressly waives, and agrees not to assert in any action to enforce this Agreement any defenses that may be asserted by the Borrower under the Credit Agreement. The Guarantor shall be primarily liable for the Guaranteed Obligations and the Lender may invoke the benefits of this Agreement without pursuing any remedies against the Borrower, without the necessity of joining all guarantors in any action hereon, and without proceeding against any collateral for such obligations.

3. [Reserved].

4. Subordination. Notwithstanding anything to the contrary contained herein or in any other document to which the Guarantor is a party, the Guarantor shall not exercise any rights

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to subrogation, reimbursement, exoneration, contribution, setoff or any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which the Guarantor may have or hereafter acquire against the Borrower or any other person in connection with or as a result of the Guarantor’s performance of this Agreement or any other document to which the Guarantor is a party, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full (other than indemnity obligations with respect to which no claim has been made). The Guarantor shall not have or assert any such rights against the Borrower or its successors and assigns or any other person (including any surety), either directly or as an attempted set off to any action commenced against the Guarantor by the Borrower (as borrower or in any other capacity), the Lender or any other person unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full (other than indemnity obligations with respect to which no claim has been made). The Guarantor hereby acknowledges and agrees that this subordination is intended to benefit the Lender and shall not limit or otherwise affect the Guarantor’s liability under this Agreement, under any other document to which the Guarantor is a party, or the enforceability hereof or thereof. In furtherance, and not in limitation, of the preceding subordination, the Guarantor agrees that any payments made by the Guarantor under this Agreement shall be deemed a contribution to the capital of the Borrower or other obligated party and any such payment shall not cause the Guarantor to become a creditor of the Borrower or any other such party unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full (other than indemnity obligations with respect to which no claim has been made).

5. [Reserved].

6. Representations and Warranties. The Guarantor represents, warrants and covenants as follows:

(a) The Guarantor has the full right, power and authority to execute, deliver and perform this Agreement. The Guarantor has executed and delivered this Agreement, and this Agreements constitutes the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with the terms herein.

(b) Neither the execution, delivery or performance by the Guarantor of this Agreement, nor compliance with the terms and provisions hereof by the Guarantor nor the consummation of the transactions contemplated hereby will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under any agreement or other instrument to which the Guarantor is a party.

(c) There are no actions, suits or proceedings pending or threatened against or involving the Guarantor before any court with respect to any of the transactions contemplated by this Agreement or the ability of the Guarantor to execute and deliver this Agreement and perform any of the obligations of the Guarantor hereunder.

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7. Covenants. Guarantor shall furnish to Lender, as soon as available but in any no later than 120 days after the Guarantor’s fiscal yearend, financial statements of Guarantor in a format acceptable to Lender, and verification or reasonable means to verify such information for the immediately preceding year commencing with the calendar year ending December 31, 2023. Notwithstanding the foregoing, the obligations in this Section 7 may be satisfied by furnishing Guarantor’s Form 10-K filed with the SEC.

8. The Guarantor’s Liability. The following shall constitute an “Event of Default” under this Agreement: (a) an Event of Default under any Loan Document; or (b) the failure of the Guarantor to discharge or perform any covenant contained in this Agreement or in any instrument securing this Agreement. Upon the occurrence of an Event of Default and Lender’s demand, the Guarantor shall immediately pay to the Lender an amount equal to the Guaranteed Obligations.

9. Expenses. The Guarantor agrees to pay to the Lender all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Agreement, or performance by the Lender of any obligations of the Guarantor in respect of the Collateral which the Guarantor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise and all such expenses shall be Guaranteed Obligations.

10. Further Assurances. The Guarantor agrees that, from time to time upon the written request of the Lender, the Guarantor will execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of this Agreement.

11. No Waiver. No failure on the part of the Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies given to the Lender by this Agreement are cumulative and shall be in addition to and independent of all rights, powers and remedies given the Lender by virtue of any statute, rule of law, or any agreement between the Guarantor and the Lender or between the Borrower and the Lender.

12. Governing Law; Forum; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the State of New York without giving effect to its choice of law provisions; provided, however, if any provision(s) of this Agreement would violate or have the effect of violating the laws of the State of New York, but not the laws of the State of Delaware then, with respect to such provision(s), the laws of the State of Delaware shall apply. The Guarantor hereby consents to, and agrees to submit to the jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, and agrees, at the Lender’s election, that any legal action or proceeding arising out of or with respect to this Agreement may be brought by the Lender, and shall be brought by the Guarantor, in the Supreme Court of the State of New York or in the United States District Court for the Southern District of New York, in each case, that are located

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in New York County. The Guarantor hereby irrevocably consents to the service of any and all process in any such action or proceeding brought in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York by the delivery of copies of such process to the Guarantor at its address specified below. The Guarantor hereby irrevocably and unconditionally waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which the Guarantor may now or hereafter have to the bringing or maintaining of any such action or proceeding in the Supreme Court of the State of New York or in the United States District Court for the Southern District of New York, in each case, that are located in New York County, as the Lender shall elect. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or otherwise proceed against the Guarantor in any other jurisdiction. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

13. Notices. Any notice or request hereunder shall be given to (i) the Guarantor at the Guarantor’s address set forth beneath its signature on the signature page to this Guaranty and (ii) to the Lender at the address set forth below, or in each case, at such other address as such party may hereafter specify in a notice given in the manner required under this Section 13. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon: (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile, pdf or other electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

If to the Lender:	eCapital Healthcare Corp. 20807 Biscayne Blvd, Suite 203 Aventura, FL 33180 Attention: Legal Department Telephone: (203) 266-3210 Email: EHCLegal@ecapital.com

With copies to:	Kincaid, Frame & Associates, Co. LPA 6151 Wilson Mills Road, Suite 310 Highland Heights, OH 44143 Attention: Timothy J. Kincaid Telephone: (440) 352-1000 Email: tkincaid@kincaidframe.com

14. Entire Agreement, Amendments, Waivers, etc. This Agreement and the other Loan Documents to which the Guarantor is a party constitute the entire agreement between the Guarantor and the Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Guarantor and the Lender. Any such amendment or waiver shall be binding upon

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the Lender and the Guarantor. This Agreement is not intended to benefit or confer any rights upon the Borrower or upon any third party other than the Lender, who is the intended beneficiary hereof and for whose benefit this Agreement is explicitly made.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantor and the Lender. The Lender may without notice assign this Agreement in whole or in part. This Agreement shall, without further reference, pass to and may be relied upon and enforced by any successor or assignee of the Lender and any transferee or subsequent holder of any of the Guaranteed Obligations.

16. Miscellaneous. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and the Guarantor may execute this Agreement by signing any such counterpart. This Agreement may be executed by facsimile transmission or other electronic means, which facsimile or other electronic signatures shall be considered original executed counterparts, and the Guarantor agrees to be bound by the Guarantor’s facsimile or other electronic signature. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the Lender as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed as of the day and year first above written.

GUARANTOR

SCILEX HOLDING COMPANY
a Delaware corporation

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer

Address for Notice:
Scilex Holding Company
960 San Antonio Road
Suite 100
Palo Alto, CA 94303
Attention: Jaisim Shah
Telephone: [***]
Email: [***]

With copy to (which shall not constitute notice):

Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
Attention: Elizabeth Razzano
Telephone: (650) 320-1895
Email: elizabethrazzano@paulhastings.com

Guaranty Agreement, Signature Page